Exhibit 10.5

SHOPPING CENTER LEASE

FOR

1000 South Colorado Boulevard

between

The Robford Company, L.L.C.
a Colorado limited liability company

("LANDLORD")

and

The Cheesesteak Connection #4, L.L.C ("TENANT")

Dated: February 17, 2010

SHOPPING CENTER LEASE CONTENTS

ARTICLE 1 - DEFINITIONS		1
1.1	Definitions and Certain Basic Provisions	1
1.2	Monthly Payment	4
1.3	Additional Rent	4
1.4	Construction	4
1.5	Re-measurement	4
ARTICLE 2 - GRANTING CLAUSE		4
ARTICLE 3 - CONSTRUCTION AND ACCEPTANCE OF THE PREMISES; LANDLORD'S AND TENANT'S WORK		4
3.1	As-Is Delivery	4
3.2	Tenant's Investigation	4
3.3	Failure to Deliver Possession	5
3.4	Landlord's Work, Condition of Premises and Performance of Work	5
3.5	Opening of Tenant's Store	5
3.6	Patio	6
ARTICLE 4 - MONTHLY PAYMENT		6
4.1	Rent	6
4.2	Payment	6
4.3	Minimum Guaranteed Rental Increases	7
ARTICLE 5 - COMMON AREA		7
5.1	Common Area	7
5.2	Use of Common Areas: Parking	7
5.3	CAM Charges	8
5.4	Gross-up	9
5.5	Proportionate Share	9
5.6	Audit	9
5.7	CAM Exclusions	10
ARTICLE 6 - USE AND CARE OF THE PREMISES		10
6.1	Trade Name	10
6.2	Increased Premiums	11
6.3	No Wholesale	11
6.4	No Waste	11
6.5	Displays	11
6.6	Compliance with Laws	11
ARTICLE 7 - MAINTENANCE AND REPAIR OF THE PREMISES		12
7.1	Landlord's Obligation	12
7.2	Tenant's Obligations	12
7.3	Maintenance Contracts	14
7.4	Landlord's Repair Rights	14
7.5	End of Term	14
ARTICLE 8 - ALTERATIONS		15
8.1	Alterations	15
8.2	Removal of Alterations	16
8.3	Removal of Fixtures	16

8.4	Standard of Alterations	16
8.4	Roof Alterations	16
ARTICLE 9 - LANDLORD'S RIGHT OF ACCESS; USE OF ROOF		16
9.1	Right of Access	16
9.2	Use of Roofs and Walls	16
ARTICLE 10 - SIGNS; STORE FRONTS		17
10.1	Signage	17
10.1	Removal of Signage	17
ARTICLE 11 - UTILITIES		17
11.1	Procurement of Utilities	17
11.2	Utilities	17
11.3	Tenant's Costs	18
11.4	Interruption of Services	18
ARTICLE 12 - INDEMNITY, PUBLIC LIABILITY INSURANCE AND FIRE AND EXTENDED COVERAGE INSURANCE		18
12.1	Indemnification	18
12.2	Insurance	19
ARTICLE 13 - NON-LIABILITY FOR CERTAIN DAMAGES		21
13.1	Waiver	21
13.2	Limitation on Recourse	21
ARTICLE 14 - FIRE AND OTHER CASUALTY		21
14.1	Damage	21
14.2	Restoration	21
14.3	Proceeds	22
14.4	Tenant's Payment	22
14.5	Limitations	22
14.6	Prorations	22
ARTICLE 15 - CONDEMNATION		23
15.1	Condemnation	23
ARTICLE 16 - ASSIGNMENT AND SUBLETTING		24
16.1	By Tenant	24
16.2	By Landlord	27
ARTICLE 17 - PROPERTY TAXES		28
17.1	Tenant's Taxes	28
17.2	Tenant's Proportionate Share	28
17.3	Failure to Pay	29
17.4	Changes in Taxation	29
17.5	Tax Year	29
17.6	Tax Consultant	29
ARTICLE 18 - DEFAULT BY TENANT AND REMEDIES		29
18.1	Event of Default	29
18.2	Right to Cure	30
18.3	Landlord's Remedies	30
18.4	No Surrender	31
18.5	Tenant's Liability	31
18.6	No Duty to Mitigate	32

18.7	Landlord's Self-help Action	32
18.8	Landlord's Default	32
18.9	No Liability	32
18.10	Additional Rights	33
18.11	lnjunctive Relief; Cumulative Remedies	33
ARTICLE 19 - SECURITY DEPOSIT; LANDLORD'S LIEN; MECHANICS LIENS		34
19.1	Security Deposit	34
19.2	Landlord's Lien	34
19.3	Mechanics Liens	35
ARTICLE 20 - HOLDING OVER		36
21.1	Subordination	36
ARTICLE 22 - EFFECT OF SALE		37
23.1	Notice	37
23.2	Parties	38
ARTICLE 24 - LATE CHARGES		38
24.1	Late Charges	38
24.2	Interest	38
ARTICLE 25 - RADIUS RESTRICTIONS		38
25.1	Intentionally Omitted	38
ARTICLE 26 - HAZARDOUS MATERIALS		38
26.1	Definitions	38
26.2	Tenant's Restrictions	39
26.3	Environmental Clean-up	39
26.4	Tenant's Indemnity	39
26.5	Survival	40
ARTICLE 27 - MISCELLANEOUS		40
27.1	Joint Venture	40
27.2	Captions	40
27.3	No Waiver	40
27.4	Holder Notice	40
27.5	Quiet Enjoyment	40
27.6	Entire Agreement	40
27.7	Brokers	40
27.8	Estoppel	41
27.9	Governing Law	41
27.10	Binding	41
27.11	Effectiveness	41
27.12	Attorneys' Fees and Jury Trial	41
27.13	Financial Statements	41
27.14	Landlord's Fees	42
27.15	Force Majeure	42
27.16	Counsel Review	42
27.17	Severability	42
27.18	Rules and Regulations	42
27.19	Tax Credits	42
27.20	Shopping Center Occupancy	43

27.21	Guarantor	43
27.22	Recording	43
27.23	Non-Disclosure	43
ARTICLE 28 - OPTION TO RENEW		43
28.1	Option to Renew	43
ARTICLE 29 - BANKRUPTCY		43
29.1	Deemed Rejection of Lease	43
29.2	Adequate Assurance	44
29.3	Lease Assignments in Bankruptcy Proceedings	44
29.4	Authority	45

EXHIBITS

A	Site Plan
B	Legal Description of the Shopping Center
C	Work Letter
D	Rules and Regulations
E	Guaranty of Lease
F	Restrictions on Use of the Shopping Center
G	Direct Payment

SHOPPING CENTER LEASE

This lease (this "Lease") is entered into this 17th day of 2010, by and between Landlord and Tenant hereinafter named.

ARTICLE 1 - DEFINITIONS

1.1	Definitions and Certain Basic Provisions.

(a)	Landlord:	The Robford Company, L.L.C., a Colorado limited liability company

(b)	Landlord's Mailing/ Notice Address:
Attn:   The Robford Company, LLC
314 Founders Park Drive
PO Box 2624
Rapid City, SD  57709-2624
Telephone No. (605) 394-3310
Fax No. (605) 341-2558
Electronic Mail Address:
jda@nwemanagement.com;
davec@nwemanagement.com
dennisk@nwemanagement.com
kathyl@nwemanagement. com

(c)	Tenant:	The Cheesesteak Connection #4, LLC

(d)	Tenant's Mailing/ Notice Address:	Attn: James A. Smith 805 S Cove Way Denver, CO 80209 Telephone No. (970) 390-4228 Fax No. (970) 337-7007 Electronic Mail Address: tmlr@aol.com

(e)	Tenant's Trade Name: The Cheesesteak Connection

(f)	Tenant's Address in Shopping Center:	1000 South Colorado Blvd. (suite # 103 or TBD) Glendale, CO 80222

(g)     Premises: Landlord and Tenant agree that the Premises are deemed to be 2,500 Usable Square Feet at the east end-cap of Building "A" (computed from measurements to the exterior of outside walls of the building and to the center of interior walls) at the execution of this Lease, the Premises being shown and outlined on the plan attached hereto as Exhibit A and being part of the Shopping Center situated upon the property described in Exhibit B attached hereto. "Shopping Center" shall refer to the property described in Exhibit B, together with such buildings, additions, and other changes as Landlord may from time to time designate as included within the Shopping Center.

(h)   Rentable Square Footage of the Premises: square footage as measured from the outside of the exterior walls to halfway through common interior walls, plus a proportionate share of the common areas of the Building "A." Landlord and Tenant agree that the Rentable Square Footage of the Leased Premises is deemed to be 2,598 square feet (inclusive of the 98 square feet of load factor) at the execution of this Lease, and is the square footage which shall be used for all rental calculations under this Lease. Landlord reserves the right to re-measure and adjust the Rentable Square Footage of the Premises from time to time during the Lease Term should the size or location of the Premises or Building "A" change from the time of execution of this Lease.

(i)   Landlord and Tenant agree that the Gross Rentable Square Footage of the Shopping Center at the execution of this Lease is deemed to be 16,134 square feet. Landlord reserves the right to re-measure and adjust the Gross Rentable Square Footage of the Shopping Center from time to time during the Lease Term should the size or number of the buildings or common areas within the Shopping Center change from that at the time of execution of this Lease.

G)   Landlord and Tenant agree that the Gross Rentable Square Footage of Building "A" at the execution of this Lease is deemed to be 10,732 square feet. Landlord reserves the right to re-measure and adjust the Gross Rentable Square Footage of Building "A" from time to time during the Lease Term should the size of Building "A" change from that at execution of this Lease.

(k)  Tenant's Proportionate Share refers to the percentage that is equal to a fraction, the numerator of which shall be the Rentable Square Footage of the Premises, and the denominator of which shall be the Gross Rentable Square Footage of the Shopping Center. Landlord and Tenant agree that the Tenant's Proportionate Share of expenses at the execution of this Lease is deemed to be 16.1%. Tenant's Proportionate Share shall be adjusted as the Rentable Square Footage of the Premises or the Gross Rentable Square Footage of the Shopping Center changes, for whatever reason, or if, in Landlord's reasonable judgment, Tenant's use of any expense, including but not limited to water, sewer, garbage, natural gas, and electricity, exceeds the Proportionate Share stated above, then in that event, Landlord may adjust Tenant's Proportionate Share as it relates to that specific expense alone.

(1)   Lease Term: 120 months, plus any partial month, if any, in which the Commencement Date occurs, as the same may be extended as provided herein.

(m)  Delivery Date: Upon completion of Landlord's work, described herein under exhibit C, in a reasonably acceptable and workmanlike manner, submission of written notice to Tenant providing delivery of Premises to Tenant and completion of all requested and reasonable punch list items, in accordance with exhibit C, and subject to the provisions set forth in Section 3.3 below.

(n)        Commencement Date: The first to occur of: (a) the date on which Tenant opens all or a portion of the Premises for business to the public; or (b) ninety (90) days following the Delivery Date, as extended pursuant to Section 3.3 below.

(o)      Expiration Date: The last day of the 120th month of the Lease Term.

(p)          Minimum Guaranteed Rental:

TERM	RATE PER RENTABLE S.F. PER YR	MONTHLY BASE RENT	ANNUAL BASE RENT

FIRST LEASE TERM	$36.00	$7,794.00	$93,528.00

(q)     Initial Common Area Maintenance Charge, Initial Insurance Payment and the Initial Tax Payment: $1,732.00 per month ($8.00/Rentable Square Foot./yr.) commencing upon the Delivery Date as set forth in Article 1.1 (m) above.

(r)         Security Deposit:  Two month's base rent, or $15,588.00, due upon mutual execution of this Lease, subject to adjustment as set forth in Section 19.1 hereof.

(s)        Permitted Use: Tenant will construct and operate a quick-serve restaurant whose primary business is for the preparation and sale for consumption on-premises and/or off- premises of sandwiches and beverages, and for no other purpose.

(t)         Exclusive Use: Tenant shall have  the exclusive right to operate a restaurant whose "primary business" is  the service of sandwiches (the "Exclusive Use"); provided, however, this Exclusive Use shall be applicable only so long as the following conditions are met: (i) there is no uncured event of default by Tenant, and (ii) Tenant has not sublet or assigned more than 25% of the Premises, and (iii) Tenant is using the Premises for the Exclusive Use. This Exclusive Use provision shall not be deemed to restrict any existing tenants as of the date of this Lease, nor shall it restrict their successors or assigns. This provision shall not be deemed to restrict Landlord from entering into leases for the Exclusive Use with tenants that have occupancy dates during the last three (3) months of the Term (as it may be extended) or thereafter. For the purpose of this Lease, "primary business" is defined as more than ten percent 10% of a tenant's annual gross revenue from food sales derived from such Exclusive Use.  Any Shopping Center tenant shall be permitted to use its premises for the Exclusive Use if such use is not deemed its primary business as defined above. Landlord and Tenant agree that no part of the Premises shall be used for the preparation and/or sale of (a) frozen yogurt or soft serve dessert items, (b) cereal and (c) blended beverages containing yogurt or ice cream.

(u)     Landlord's Broker: Fuller Real Estate

(v)     Tenant's Broker: David Hicks Lampert

(w)     Guarantor(s): Jim Smith, as set forth in Exhibit E to this Lease

1.2            Monthly Payment. Monthly Payment is defined to be the total sum of Tenant's monthly obligations for the payment of: (a) the Minimum Guaranteed Rental; (b) the Common Area Maintenance Charge; (c) the Insurance Payment; and (d) the Tax Payment; as all such sums may be adjusted herein.

1.3            Additional Rent. Any amounts which  this Lease requires Tenant to pay in addition to the Monthly Payment.

1.4            Construction. Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by references thereto in other provisions of this Lease.

1.5            Re-measurement. In the event that the size of the Shopping Center or it common areas changes and Landlord elects to re-measure and adjust the square footage of any areas of the Shopping Center, the Tenant's Proportionate Share of Common Area Maintenance Charges, Insurance Payments and Tax Payments and any other charges herein which are based upon the square footages of such areas shall be recalculated based on such adjusted square footages.

ARTICLE 2 - GRANTING CLAUSE

In consideration of the obligation of Tenant to pay rent and other charges as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Premises, TO HAVE AND TO HOLD the Premises for the Lease Term, all upon the terms and conditions set forth in this Lease.

ARTICLE 3 - CONSTRUCTION AND ACCEPTANCE OF THE PREMISES; LANDLORD'S AND TENANT'S WORK

3.1            As-Is Delivery. Except as otherwise set forth in Paragraph 1.l(m) above, Tenant takes the Premises in their "AS-IS" condition as of the date Landlord delivers possession of the Premises to Tenant. Tenant acknowledges that Tenant is not relying upon any representations or warranties made by Landlord or Landlord's agents or employees as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose. Tenant acknowledges that neither Landlord nor its agents or employees has agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease

3.2     Tenant's Investigation. Tenant hereby represents and warrants to Landlord that Tenant has made its own investigation and examination of all the relevant data relating to or affecting the Premises and is relying solely on its own judgment in entering into this Lease. EXCEPT AS OTHERWISE SET FORTH ABOVE IN PARAGRAPH 1.1(m), LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE CONDITION OF THE PREMISES, THE SHOPPING CENTER, OR THE LAND, THE LOCATION, USE, ZONING, DESCRIPTION, DESIGN, MERCHANTABILITY, SUITABILITY, OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE SHOPPING CENTER OR THE PREMISES. ALL INCIDENT TO THOSE MATTERS WILL BE BORNE BY TENANT. LANDLORD

WILL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PREMISES OR ANY PORTION OF THE PREMISES OR A PORTION OF THE SHOPPING CENTER, WHETHER PATENT OR LATENT. THE PROVISIONS OF THIS SECTION 3.2 ARE A PRINCIPAL INCENTIVE FOR LANDLORD TO ENTER INTO THIS LEASE AND HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION OF THE PREMISES, WHETHER ARISING UNDER APPLICABLE LAW NOW IN EFFECT OR IN EFFECT AFTER THE DATE  OF THIS LEASE. TENANT ACKNOWLEDGES AND REPRESENTS THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE  AND ACCEPTS THE PREMISES IN ITS PHYSICAL CONDITION ON THE DELIVERY DATE.

3.3            Failure  to  Deliver  Possession. If for any reason, Landlord cannot  deliver possession of the Premises to Tenant on the Delivery Date, this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or  damage. Notwithstanding anything herein to the contrary, if Landlord has not delivered possession of the Premises on or before the date of June 15, 2010 (the "Drop-Dead Date"), then Landlord or Tenant shall have the right to terminate this Lease and thereafter the parties shall have no further rights or obligations to each other. In the event Landlord delivers the Premises to Tenant on a date other than the Delivery Date as set forth in Section l.l (m), the actual date of delivery of the Premises to Tenant shall be the "Delivery Date" for the  purpose of determining the Commencement Date in accordance with Section 1.1(n)

3.4            Landlord's Work, Condition of Premises and Performance of Work. All rights of Tenant under this section will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local laws, rules and regulations. Construction of the Premises shall be in accordance with the Work Letter attached hereto as Exhibit C and incorporated by reference herein for all purposes. Upon termination of this Lease, at Landlord's option, Tenant will repair and restore the Premises to its former condition, at Tenant's expense, or any such improvements, additions, or alterations installed or made by Tenant, except Tenant's trade fixtures, shall become part of the Premises and the property of the Landlord. Tenant may remove its trade fixtures at the termination of this Lease provided Tenant is not then in default and provided further that Tenant repair any damage caused by such removal. Tenant shall be permitted entry onto the Premises from and after Landlord delivers possession of the Premises to tenant, but prior to the Commencement Date, for the purpose of installing Tenant's fixtures and for any other purpose permitted by Landlord.  Such early entry will be at Tenant's sole risk and subject to ail of the terms and provisions of this Lease as though the Commencement Date had occurred, including Tenant's obligation to provide insurance as set forth in Article 12, except for the payment of the Monthly Payment, which will commence on the Commencement Date.

3.5       Opening of Tenant's Store. Commencing on the Delivery Date, Tenant shall promptly perform, at its own cost and expense, all of Tenant's Work, shall equip the Premises with trade fixtures and all personal property necessary or proper for the operation of Tenant's business, and shall open for business as soon thereafter as possible, but in no event later than certificate of occupancy and/or other governmental sign-off or approval with respect to Tenant's Work prior to opening for business in the Premises.

3.6            Patio. Tenant shall have the exclusive right to use that certain outdoor seating area as outlined on Exhibit A, attached hereto and incorporated herein by this reference ("Patio Area"). To the extent permitted by applicable law, Tenant shall be entitled to place furniture, umbrellas and other serving fixtures on the Patio Area for the use of their customers, subject to the prior approval of Landlord. Tenant shall place trash receptacles in such areas of the Patio Area as Landlord designates from time to time. Tenant shall empty such receptacles as reasonably required, but no less often than once a day. All property placed on the Patio Area by Tenant shall be high-quality, maintained in good condition, in keeping with the design of the Shopping Center and subject to Landlord's prior written approval. Landlord shall have no obligation to provide maintenance to the Patio Area. Tenant shall be responsible, at Tenant's sole cost and expense, to maintain the Patio Area and all of its personal property located thereon in a good, neat, clean, sanitary and safe condition, including snow removal, and shall keep the Patio Area free from trash, rubbish and dirt caused by its customers. Tenant's use of the Patio Area shall be subject to all terms and conditions of the Lease as if the Patio Area were a part of the Premises (including, without limitation, all insurance, liability and indemnification provisions of the Lease). In addition and without limitation to any other rights and remedies available to Landlord under this Lease, at law or in equity, if Tenant fails to adequately and timely perform its maintenance obligations hereunder, upon reasonable notice Landlord may perform any or ail of such obligations on behalf of Tenant and Tenant agrees to reimburse Landlord for the actual cost incurred thereof within ten (10) days after receipt of an invoice from Landlord

ARTICLE 4 - MONTHLY PAYMENT

4.1            Rent. The Monthly Payment shall accrue hereunder with respect to the Premises from the Commencement Date and shall be payable to Landlord by wire transfer in accordance with the provisions of Exhibit G attached hereto, or any in any other manner or at any other address which Landlord may from time to time designate, without demand and without setoff or deductions, for any reason whatsoever, except as herein provided.

4.2            Payment. Tenant shall pay to Landlord the Minimum Guaranteed Rental in monthly installments in the amount specified in Section 1.1 above. The first such monthly installment shall be due and payable upon execution of this Lease, and will be credited towards Tenant's first month's rent, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the Lease Term; provided, that if the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as the Minimum Guaranteed Rental for the balance of such calendar month . a sum equal to that proportion of the Minimum Guaranteed Rental due for the first full calendar month, multiplied by a fraction the numerator of which is the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date shall fall and denominator which is the total number of days in such month.

4.3            Minimum Guaranteed Rental Increases. Commencing with the fifth anniversary of the Commencement Date, and every subsequent fifth anniversary thereof,  inclusive of applicable Renewal Terms (as defined in Section 28.1), the Minimum Guaranteed Rental shall be adjusted by an increase equal to twelve and one half percent (12.5%) of the Minimum Guaranteed Rental for the immediately preceding year of the Lease Term.

ARTICLE 5 - COMMON AREA
5.1            Common Area. The "Common Area" is that part of the Shopping Center designated by Landlord from time to time for the common use of all tenants, including among other facilities, parking areas, sidewalks, roofs, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, malls, restrooms, as well as all other areas and improvements of the Shopping Center not leased or intended to be leased to other tenants, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord, in its sole discretion, shall determine. Landlord reserves the right to allow pedestrian access by the general public through the common areas and the right to change from time to time the dimensions and location of the Common Area as well as the location, dimensions, identity and type of any buildings shown on Exhibit A, and to acquire other out-lots or buildings, construct additional buildings or additional stories on existing buildings or other improvements in the Shopping Center, and to include the same as part of the Shopping Center or the Common Area, or both, as the case may be. Landlord may also eliminate buildings from the plan shown on Exhibit A provided that such activities do not materially interfere with access to the Premises by Tenant's employees and visitors.

5.2       Use of Common Areas: Parking.

(a)            Tenant shall have the right, nonexclusive and in common with others, to use the Common Areas for the purposes for which the same were designed and to use the exterior paved driveways and walkways of the land for vehicular and pedestrian access to the Shopping Center. Tenant shall also have the right, non-exclusive and in common with other tenants of the Shopping Center and Landlord, to use the designated free parking areas of the land, if any, for the parking of automobiles and other vehicles of Tenant and its employees and business visitors; provided, that Landlord shall have the right to restrict or limit Tenant's  utilization of such parking areas in the event the same become overburdened and in such case to  allocate on a proportionate basis or assign parking spaces among Tenant and the other tenants of the Shopping Center.    Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior Common Areas

(b)            Tenant covenants that under no circumstances shall Tenant allow freight, merchandise, supplies, vehicles, vendor's delivery trucks, construction materials, trade fixtures or other goods delivered to or from the Premises to be stored on, accumulate on, or obstruct the entrances of the Shopping Center or the roads, trash bay, sidewalks, driveways or parking areas within the Shopping Center. A violation or violations of this sub-paragraph shall constitute a material breach of this Lease.

(c)            Tenant shall not perform or permit work to be done on any Common Areas, including but not limited to, the roads, sidewalks, driveways, parking areas, landscaped areas or any other exterior areas within the Shopping Center unless expressly approved in writing by Landlord in Landlord's sole and absolute discretion. As used herein "work" includes, but is not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning or repair of goods or materials.

5.3     CAM Charges.

Tenant agrees to pay as an additional charge each month its Proportionate Share of all costs of operating, maintaining, repairing and replacing the Common Areas in a manner deemed by Landlord appropriate, in Landlord's sole discretion ("Common Area Maintenance Charges" or "CAM"). Included among the costs and expenses which constitute CAM, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, managing, repairing, replacing, repaving, resealing, striping, lighting, cleaning, sweeping, painting, insuring (including, but not limited to, fire and extended coverage insurance on Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage, business income, workers' compensation insurance, and any other insurance Landlord deems reasonable), removing of snow, ice and debris, trash removal (except for trash receptacles which are required to be maintained by the tenants for their respective premises or that are Tenant's sole responsibility), police protection and security and security patrol (provided that Landlord shall have no obligation to provide such services), fire  protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment, vehicles used in connection with operation, management or maintenance, cost and expense of inspecting, maintaining, repairing, replacing and cleaning water lines and storm and   sanitary drainage systems, sprinkler  and other fire protection systems, life safety and access systems; mechanical, electrical, gas, water, plumbing, telephone and irrigation systems, cost and expense of installing, maintaining, repairing and replacing the interior common area of the Shopping Center and the exterior of the building in or on the Shopping Center, including, but not limited to floors, non-structural elements of the roofs (including the roof membrane), skylights, walls, stairs and exterior/interior signs (including, without limitation, directional signs, sign pylons, markers and other lines), pest and/or termite control; cost and expense of installing, maintaining and repairing burglar or fire alarm systems in or on the Shopping Center, if installed, cost and expense of all landscaping and shrubbery,  all charges for utility services (excluding those charges which are separately metered to the tenants of the Shopping Center or that are Tenant's sole responsibility), amounts paid to contractors and subcontractors for work or  services performed in connection with any of the foregoing; charges or assessments of any association to which the Shopping Center is subject; total costs of compensation and benefits of personnel to implement the services referenced herein, legal, accounting and consulting fees and expenses (including, without limitation, permits and fees for promotional events), all alterations, additions, improvements and other capital expenditures for the Shopping Center (a) in order to conform to changes subsequent to the date of this Lease in any laws, ordinances, rules, regulations or orders of any applicable governmental authority, (b) which are intended as a cost or labor saving device or to effect other economies in the operation of the Shopping Center, or (c) which are reasonably determined by Landlord to be necessary or appropriate for the operation the Shopping Center, subject to amortization. of such costs at a market rate of interest over the useful life thereof, as determined by Landlord; and persona !property taxes, licenses and permits, overhead costs, and management fees for the operation and maintenance of the Shopping Center; During the Lease Term, Tenant shall pay to Landlord on the first day of each month concurrently with the monthly Minimum Guaranteed Rental and for every month thereafter, 1/12th of the amount of such CAM estimated by Landlord for that particular year, as adjusted from time to time, in advance, to be due from Tenant. . Within a reasonable time after the close of each calendar year, Landlord shall give Tenant a statement (the "Statement") of the year's CAM and the total amount of the CAM which is Tenant's obligation, based on Tenant's Proportionate Share, as determined from time to time by Landlord. If such year's CAM is different than the estimated amount paid by Tenant, Tenant shall pay Landlord or Landlord shall credit Tenant, as applicable, within 30 days of the date of the Statement, Tenant's Proportionate Share which has either (1) not been paid by Tenant or (2) been overpaid by Tenant pursuant to the estimate. The estimate for Tenant's Proportionate Share of CAM as of the Delivery Date is $8.00 per square foot of the Premises or $1,732.00 per month. Following the first full calendar year, controllable CAM charges, (excluding but not limited to real estate taxes, insurance, utilities and snow and ice removal, which by their nature are not controllable expenses) shall not increase by more than five percent (5%) per year on a non-cumulative basis. CAM charges shall be paid monthly until such time as Landlord, in writing, reasonably adjusts the estimated CAM pursuant to this Article5. Notwithstanding anything to the contrary contained in this Lease, Landlord's failure to provide a reconciliation of CAM shall in no way release Tenant from its obligation to pay its Proportionate Share of CAM, or constitute a waiver of Landlord's right to assess and collect for CAM from Tenant in accordance with this section.

5.4     Gross-up. If the Shopping Center is less than ninety-five percent (95%) occupied at any time during the term of this lease, the CAM for that period may be grossed up to include all additional costs and expenses of operation, management, insuring, securing, and maintenance of the Property which Landlord determines that it would have paid or incurred during such period if the Shopping Center had been ninety-five percent (95%) occupied. The percent of occupancy of the Shopping Center will be determined based upon the actual number of rentable square feet of the Shopping Center that is under lease, divided by the gross rentable square feet of the Shopping Center. This gross up provision applies only to variable costs directly attributable to Tenant's occupancy and gross rent levels.

5.5   Proportionate Share. For purposes of calculating CAM, Tenant's Proportionate Share shall be that percentage stated in Article 1.1. Notwithstanding the foregoing, if any other tenant or occupant of the Shopping Center pays the cost of any service or item which is included in CAM directly, then the cost paid by such tenant or occupant as evidenced by a paid receipt shall be deducted from the CAM total cost before computing Tenant's Proportionate Share.

5.6   Audit. Tenant shall have the right, at Tenant's sole cost and expense, for a period of 60 days following receipt of the Statement, to audit the Landlord's records of CAM, provided, that all the following criteria are met: (a) before conducting any audit, Tenant must pay the full amount of any CAM due, and must not be in default of any other provisions of this Lease; (b) in conducting the audit, Tenant must utilize an independent certified public accountant ("CPA") experienced in auditing shopping center records, which CPA will be subject to Landlord's such hours that Landlord may deem suitable that shall not interfere with the conduct of business at Landlord's main offices or such other site as Landlord may determine; (d) upon receipt thereof, Tenant will deliver to Landlord a copy of the audit report and all accompanying data; (e) Tenant will keep confidential all agreements involving the rights provided in this section and the results of any audit conducted hereunder, and shall cause the CPA conducting said audit to keep information confidential; (f) Tenant shall not conduct an audit more often than once each calendar year; (g) Tenant's audit rights shall not cover a period of time in excess of the one calendar year immediately preceding the audit; and (h) Tenant shall not use a contingency fee based auditor. Tenant's failure to conduct an audit within 60 days after receipt of the Statement shall be deemed conclusive that Landlord's assessments of CAM are correct. If such audit shall reveal that Landlord has overstated Tenant's Proportionate Share for such Year by 5% or more, Landlord shall pay ail of Tenant's reasonable costs and expenses of such audit. Any amount found by such audit to be due by Tenant shall be immediately paid from Tenant to Landlord, and any amount found by such audit to be due by Landlord to Tenant shall be credited against the next payments of CAM due by Tenant until credited in full.·

5.7            CAM Exclusions. Notwithstanding the foregoing, CAM shall not, however, include (a) interest and amortization on mortgages and other debt costs; (b) improvements, repairs or alterations to spaces leased to other tenants; (c) the cost of providing any service directly to and paid directly by, any tenant; (d) costs of items to the extent Landlord receives reimbursement from insurance proceeds; (e) any duplicative charges or expenses; or (f) legal fees incurred in leasing or in disputes with other tenants.

ARTICLE 6 - USE AND CARE OF THE PREMISES

6.1            Trade Name. The Premises may be used only for the Permitted Use, and for no other purpose. Notwithstanding the foregoing, Tenant shall not be entitled to use the Premises for any uses listed on Exhibit F, attached hereto. Tenant may not change the Permitted Use of the Premises except with the express prior written consent of the Landlord, which may be granted or denied in Landlord's sole discretion. Tenant shall pay all of Landlord's costs and expenses incurred in determining whether to consent to a change of use, including but not limited to, costs of reviewing and approving any related documentation and reasonable attorneys' fees. The consent of Landlord to one change of use shall not constitute a waiver of the necessity of Tenant to again obtain Landlord's consent to any subsequent change of use. Any material violation of this use shall be deemed a default by Tenant under this Lease. Tenant shall use in the transaction of business in the Premises the Trade Name specified in Section 1.1 above and no other trade name without the prior written consent of Landlord. Tenant shall not at any time leave the Premises vacant  (closed for longer than a one week time period), but shall in good faith continuously throughout the Term of this Lease conduct and carry on in the entire Premises the type of business for which the Premises are leased. Subject to a standard of reasonableness,   Tenant shall operate its business with a complete line of full selection and sufficient stock of first class merchandise of current style and type, with attractive displays and in an efficient, high class and reputable manner so as to produce the maximum amount of sales from the Premises, and shall, except during reasonable periods for repairing, cleaning and decorating, keep the Premises open to the public for business with adequate and competent personnel in attendance on all days and during all hours (including evenings) established by Landlord from time to time as store hours for the Shopping Center, and during any other days and hours when the Shopping Center generally is open to the public for business, except to the extent Tenant may be prohibited from being open for business by applicable law, ordinance or governmental regulation. Tenant shall maintain an adequate number of capable employees and sufficient inventory to run its business in a first-class manner. Violation of this Section must be substantial and continuous in order to be deemed a material breach of this Lease. Tenant's local advertising shall refer to the business conducted at the Premises and shall mention the address of the Premises and the name of the Shopping Center. Tenant acknowledges that the identity of Tenant, the specific character of Tenant's business, the anticipated use of the Premises and the relationship between such use and other uses within the Shopping Center have been material considerations to Landlord's entry into this Lease. Any material change in the use of Tenant's business without the prior written consent of Landlord shall constitute an event of default under this Lease.

6.2            Increased Premiums. Tenant shall not keep anything within the Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Premises or other part of the Shopping Center. Upon demand, Tenant shall pay as Additional Rent any increased premium cost due to Tenant's use or occupation of the Premises. All property kept stored or maintained within the Premises by Tenant shall be at Tenant's sole risk.

6.3            No Wholesale. Tenant shall not conduct within the Premises any fire, auction or bankruptcy sales or operate within the Premises a "Wholesale" or "factory outlet" store, a cooperative store, a "second-hand" store, a "surplus" store or a store commonly referred to as "discount house." Tenant shall not advertise that it sells products or services at a "discount," "cut-price," or "cut-rate" prices. Tenant shall not: (a) permit any objectionable or unpleasant odors to emanate from the Premises, (b) place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the Shopping Center or in the Common Area, (c) place an antenna, awning or other projection on the exterior of the Premises, (d) solicit business or distribute leaflets or other advertising material in the Common Area, (e) or take any other action which would constitute a nuisance or would disturb or endanger other tenants of the Shopping Center, or (f) unreasonably  interfere with other tenants' use of their respective premises, or (g) do anything which according to a reasonable standard would tend to injure the reputation of the Shopping Center.

6.4        No Waste. Tenant shall take good care of the Premises and keep the same free from waste at all times. Tenant shall keep the Premises and sidewalks, service ways and loading areas adjacent to the Premises neat, clean and free from dirt, rubbish, insects and pests at all times, and shall store all trash and garbage within the Premises, or within areas designated by Landlord.

6.5            Displays. Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all exterior electric signs in front of the Premises lighted from dusk until dawn every day, including Sundays and holidays.

6.6            Compliance with Laws. Tenant shall procure, at its sole expense, any permits and licenses required for the transaction of business in the Premises and otherwise comply with all applicable laws, ordinances and governmental regulations concerning the use and operation of the Premises; provided, that such compliance does not require alteration of the Premises, except where such alteration is dictated by the applicable authority as a result of Tenant's particular use of the Premises.

ARTICLE 7 - MAINTENANCE AND REPAIR OF THE PREMISES

7.1     Landlord's Obligation. Subject to reimbursement by Tenant pursuant to Article 5 hereof, Landlord shall keep, or cause to be kept, the foundation, the exterior walls (except store fronts, plate glass windows, doors, door closure devices, window and door frames, molding, locks and hardware, and that portion of the sidewalk directly adjacent to Tenant's storefront including snow removal therefrom, all of which are Tenant's responsibility and Tenant's sole expense), the roof of the Premises and structural components of the building in good repair, except for damage due to the negligence, acts or omissions of Tenant, its agents, employees, subtenants, licensees, invitees and concessionaires, which repairs shall be made by Tenant, at Tenant's sole expense. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give prompt written notice thereof to Landlord, and Landlord shall commence required repairs as soon as reasonably practicable. This section shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain or force majeure, in which event the obligations of Landlord shall be controlled by Articles 14 and 15. Except as otherwise provided in this section, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Area of which Tenant has knowledge. Landlord's costs and expenses to comply with this section may be included in CAM. Notwithstanding anything to the contrary contained herein, Landlord's obligation hereunder is limited to repairs specified in this Section 7.1 only, and Landlord shall have no liability for any damages or injury arising out of any condition or occurrence causing a need for such repairs unless such damage or injury occurred as a result of the gross negligence of Landlord, its agents, employees or assigns.

7.2   Tenant's Obligations.

(a)            Tenant, at its sole cost and expense, shall at all times keep the Premises (including all entrances and vestibules) and all partitions, windows and window frames and moldings, signs, glass, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, electrical, plumbing, heating, ventilating and air conditioning fixtures and systems (the "HVAC") servicing the Premises exclusively and any other mechanical equipment and  appurtenances serving the Premises exclusively), and all other parts of the Premises not required herein to be maintained by Landlord, in good order, condition and repair, clean (including redecorating), orderly, sanitary and safe, damage by ordinary wear and tear and unavoidable casualty excepted (including, but not limited to, doing such things, at Tenant's sole cost and expense, as are necessary to cause the Premises to comply with the applicable laws, ordinances, rules, regulations, directions, requirements and orders of governmental and public bodies and agencies which are now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, such as, but not limited to, OSHA and ADA). Tenant shall furnish, maintain and replace all electric light bulbs, ballasts, tubes and tube casings within the Premises and serving the Patio.

(b)        Tenant shall arrange for the regular pickup of such trash and garbage at Tenant's expense. The size, design and color of any receptacles may be prescribed by Landlord. Receiving and delivery of goods and merchandise, and removal of garbage and trash, shall be made only in the manner and areas prescribed by Landlord. All of Tenant's refuse and other waste materials shall be segregated by category of waste in accordance with such regulations as Landlord may from time to time adopt. Notwithstanding anything to the contrary contained in this Lease, Landlord may, at its sole option, arrange for collection of all trash and garbage in the Shopping Center and should Landlord exercise such election, Tenant's Proportionate Share of the cost thereof will be part of the CAM. Tenant shall not operate an incinerator or hum trash or garbage within the Shopping Center. Tenant shall, at its sole cost and expense, provide its own janitorial service.

(c)        Tenant shall maintain in a clean condition its signs, metal work, doors and the interior and exterior of all windows in the Premises. In the event Landlord determines that windows for which Tenant is responsible are not being so maintained, it shall have the right to clean the same or cause the same to be cleaned at Tenant's expense. Tenant, shall be responsible for the maintenance, repair and restoration (including replacement, if necessary) of any windows or other glass surfaces within the Premises. Tenant shall remove any graffiti from the Premises or the Patio Area within forty-eight (48) hours from the occurrence of such graffiti, and shall repair any damage caused by vandalism to the Premises or Patio Area within ten (10) days after the occurrence of such damage.

(d)      Tenant shall be responsible for the cleaning and maintenance of any grease trap serving the Premises and shall enter into, and furnish Landlord a copy of upon request, a grease trap cleaning contract reasonably acceptable to Landlord. Any grease-hood ventilation equipment in the Premises shall include fire protection devices approved by Landlord and a fine pre-filter and activated charcoal filters or their equivalent. All kitchen ventilating equipment shall be so operated and maintained as to prevent the emission of odors and smoke from the Premises, and if the exhaust requirements of Tenant's use exceed the capacity of the kitchen ventilating equipment, Tenant shall install and use an electrostatic precipitator or comparable state of the art equipment to achieve the requisite standard of emission control, as determined by Landlord, so that no such emissions shall enter into the Shopping Center's air conditioning system or be discharged into any other vents or flues of the Shopping Center or annoy any of the tenants of the Shopping Center or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord's approval. The discharge of any fumes, vapors and odors, which by law or by rule or regulation of any department or agency having jurisdiction must be discharged into a separate stack or flue, will not be permitted unless Tenant, at Tenant's sole expense, shall provide for such discharge in a proper manner to the outside air if legally permissible and if not legally permissible, then in some other lawful manner. Tenant shall not discharge or permit to be discharged any acids, vapors or other materials into the waste lines, vents or exterior surfaces of the Shopping Center which will damage them. The discharge of fumes, vapors and odors will only be permitted on the Shopping Center exterior at Shopping Center mechanical room floors and only at such locations on these floors where space and
(ventilation capacity is available without contaminating the intake or other mechanical systems.

If Landlord so elects, Tenant shall enter into maintenance and service contracts for the filter and exhaust elements of the heat, ventilating and air conditioning equipment with maintenance and service companies approved by Landlord, and Tenant shall not terminate or amend the contracts without Landlord's prior approval, which approval shall not be unreasonably withheld.

(e)     Tenant shall install and maintain an impervious membrane in the floor areas of the kitchen, dishwashing, bar and restroom areas in the Premises and shall otherwise take such action and conduct its operations in such a manner that no liquid seeps from the Premises to the space of any other tenant or to any other portion of the Shopping Center. Tenant shall cause to be maintained, at its expense and in good operating condition and repair, all grease traps and other equipment installed in the Premises for kitchen waste disposal. If Landlord determines in its reasonable judgment that such equipment is not being so maintained, Tenant shall retain the services of Landlord or a maintenance company retained by Landlord to perform such maintenance and Tenant shall reimburse Landlord for the cost thereof upon demand.

7.3      Maintenance Contracts. Landlord may, at Landlord's sole discretion, enter into a mechanical system inspection contract with a reputable service company, and Tenant shall pay its Proportionate Share of the costs of said service contract. Tenant shall pay its Proportionate Share of all costs of any replacements or repairs resulting from determinations made by the inspection service.

Landlord may, in its sole discretion, require Tenant to enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing the HVAC equipment within the Premises. The maintenance contractor must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective within 30 days of notification from landlord that the HVAC contract shall be Tenant's responsibility. A copy of the contract is to be delivered to Landlord within the 30-day period. Should Tenant fail to enact such maintenance contract, Landlord may do so on Tenant's behalf, and Tenant shall pay Landlord upon demand such associated costs plus fifteen percent (15%). Within the thirty (30) day period preceding move-out by Tenant, Tenant shall have the systems and equipment checked and serviced to ensure proper functioning and shall furnish Landlord satisfactory proof thereof upon request.

7.4     Landlord's Repair Rights. If Tenant refuses or neglects to make repairs or to maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant written notice of its election to do so, to make such repairs or perform such maintenance on behalf of, and for the account of, Tenant. Such work shall be paid for by Tenant, as Additional Rent, promptly upon receipt of a bill therefore, with a 15% administration charge added to the total.

7.5     End of Term. At the end of this Lease, or upon Landlord's exercise of its right, upon an event of default, to repossess the Premises without terminating this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted, and shall surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Upon move-out by Tenant, should the Premises require any repairs which are the responsibility of Tenant hereunder, Landlord shall have the right to make such repairs at Tenant's sole cost. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant pursuant to Article 8, whether or not such trade fixtures or equipment are fastened to the Premises, so long as such removal is done in accordance with plans approved by Landlord. Notwithstanding the foregoing, Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the removal of such fixtures or equipment will result in impairing the structural strength of the Premises. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Article 8 and in accordance with  plans approved by Landlord.All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements on the Premises after the end of the Lease Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them or to pay any proceeds to Tenant for such items. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including, but not limited to, the cost of repairing any damage to the Shopping Center or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 8 - ALTERATIONS

8.1    Alterations. Tenant will not make or allow to be made any alterations, additions or improvements (collectively "Alterations") in or to the Premises without the prior written consent of Landlord. Alterations to the Premises shall be done by Landlord or by contractors approved in writing by Landlord, at Tenant's sole cost and expense. If Landlord approves Tenant's proposed Alterations and agrees to permit Tenant's contractor to do the work, Tenant's contractor must first furnish to Landlord insurance coverage against such risks and in such amounts as Landlord may reasonably require, including, but not limited to, General Liability, Builder's Risk, and Workman's Compensation Insurance (as required under the Workman's Compensation Act of Colorado), issued by such companies as Landlord may approve and naming Landlord as an additional insured on all such policies. All Alterations permitted by Landlord must conform to all requirements of all governmental entities having jurisdiction. Tenant's contractor shall obtain all applicable building and occupancy permits required by law. Landlord shall have the right, at Tenant's expense, not to exceed $500.00 per each such inspection, to have Tenant's contractor's work inspected by architects and engineers. At any time Tenant either desires to, or is required to, make repairs or Alterations in accordance with this Lease, Landlord may, in addition to its other options, require Tenant, at Tenant's sole cost  and expense, to obtain and provide to Landlord a lien and completion bond (or such other applicable bond as reasonably determined by Landlord) in an amount equal to one and one-half times the estimated cost of such improvements to insure Landlord against risk and liability, including but not limited to liability for mechanics and materialman's lien, and to insure the' completion of the work. Tenant agrees to indemnify Landlord and hold it harmless against any\ loss, liability or damage resulting from Tenant's repairs or alterations and to conform with all the requirements of Section 19.3. Tenant further agrees that plans and drawings for installation or revision of mechanical, electrical or plumbing systems shall be designed by an engineer approved by Landlord, and bear an engineer's seal, such design work to be done at Tenant's expense. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be permitted to remove or substantially alter any restrooms in the Premises.

8.2      Removal of Alterations. All Alterations (which do not include equipment or furniture of Tenant), whether made with or without Landlord's consent, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord shall, by written notice within 30 days after the expiration or termination of this Lease, elect to have the Alterations removed. If Landlord elects to have the Alterations removed and Tenant fails to remove the same and restore the Premises to the condition that existed prior to the installation of the Alterations, then Landlord may cause same to be removed and the Premises restored at Tenant's expense, and Tenant agrees to reimburse Landlord, on demand, for the cost of such removal and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same.

8.3      Removal of Fixtures. Upon the expiration or other termination of this Lease, Tenant will remove all furniture, movable trade fixtures and persona! property (collectively "Fixtures") of Tenant. If Tenant fails to remove its Fixtures on or before the date of expiration or termination of this Lease, the Fixtures shall, at the option of Landlord, either become the property of Landlord, or be removed from the Premises and disposed of by Landlord, at Tenant's sole cost and expense.

8.4     Standard of Alterations. All Alterations, installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or the Shopping Center, in compliance with all governmental requirements, and the requirements of any contract or deed of trust to which the Landlord may be a party, and in such manner as not to disturb other tenants in their use and occupancy of the Shopping Center.

8.5      Roof Alterations. Tenant agrees that all venting, opening, sealing, waterproofing of the roof made in connection with any Alterations requested by Tenant shall be performed by Landlord's roofing contractor, at Tenant's expense. Upon completion of any Alterations to the roof, Tenant shall furnish to Landlord a certificate from Landlord's roofing contractor that all such Alterations approved by Landlord have been completed in accordance with the plans and specifications approved by  Landlord.

ARTICLE 9 - LANDLORD'S RIGHT OF ACCESS; USE OF ROOF

9.1      Right  of Access. Landlord, its agents, representatives and designees shall have the right to enter the Premises, at any time, to examine and inspect the same, or to make such repairs, additions or alterations as Landlord may deem necessary or proper for the safety, improvement or preservation thereof. Landlord shall also have the right to enter the Premises upon reasonable prior notice during Tenant's regular business hours, and to exhibit the same to prospective purchasers, mortgages, lessees and tenants. During the 180 days prior to the Expiration Date, Landlord may place upon the Premises "For Lease" or other similar signs which Tenant shall permit to remain thereon displayed.

9.2      Use of Roofs and Walls. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the exclusive right to use all or any part of the roof or exterior walls of the Premises for any purpose, including, but not limited to: (a) erecting signs or other  structures on or over all or any part of the same; (b) erecting scaffolds and other aids to the construction, maintenance and installation of the same; and (c) installing, maintaining, using, repairing and replacing pipes, ducts, conduits, and wires and all other mechanical equipment leading through, to or from the Premises and serving other parts of the Shopping Center in locations which do not materially interfere with Tenant's use of the Premises. Use of the roof above the Premises is reserved for Landlord.

ARTICLE 10 - SIGNS; STORE FRONTS

10.1    Signage. Tenant shall be allowed to install the maximum signage allowed by the local governing authorities, subject to Landlord's approval. In addition, Tenant  shall have signage on the pylon sign fronting Colorado Boulevard, subject to Landlord's approval. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld in light of the agreements set forth in this paragraph: (a) make any changes to or paint the store front; (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, excepting only dignified displays of customary type for its display windows. All signs, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord, in its sole discretion, for the Shopping Center, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at ail times. Landlord reserves the right to designate a uniform type of sign for the Shopping Center to be installed and paid for by Tenant. The signage criteria for the Shopping Center, as the same may be amended from time to time in Landlord's sole discretion, is set forth on Exhibit D attached hereto. If, however, Tenant bas installed a Sign to Landlord's requirements and approval, Tenant shall not be required to modify that sign for five (5) years, provided that any such sign remains in compliance with governing codes and ordinances. If Tenant is in default hereunder and such default remains uncured for at least 30 days, Landlord shall have the right to erect on the Premises signs indicating that the Premises are available "for lease."

10.2          Removal of Signage. Tenant agrees to have erected and installed fully operative signage prior to Tenant's opening for business. All signs shall be in accordance with Landlord's sign criteria. Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting, and/or replacement of the building fascia surface where Tenant's signs are attached.

ARTICLE 11 - UTILITIES

11.1        Procurement of Utilities. Landlord agrees to cause to be provided and maintained the necessary mains, conduits and other facilities necessary to supply water, electricity, natural gas, telephone service and sewerage service to the boundary of the Premises.

11.2       Utilities. Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service  and other utilities furnished to the Premises and shall promptly pay any maintenance charges therefore. Tenant shall reimburse Landlord (as part of CAM) for its Proportionate Share as set forth in Section 1.1 of any utilities paid by Landlord which are allocable to Tenant but not directly metered to Tenant. Landlord reserves the right to directly meter Tenant's consumption of utilities. Landlord may, at its option, furnish one or more utility services to Tenant, and in such event Tenant shall purchase the services from Landlord, and shall pay on demand as Additional Rent the rates established therefore by Landlord. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to connect the Premises to the public utility, if any, furnishing such service.

11.3            Tenant's Costs. Whenever equipment or lighting is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Shopping Center's air conditioning system, Landlord shall have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent. In the event that Tenant requires more power than is otherwise made available to the Premises pursuant to Section 11.1, Tenant shall pay for the cost of installing any risers, meters or other facilities that may be necessary to furnish or measure such excess power to the Premises.

11.4            Interruption of Services. Landlord shall not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of such services, (b) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident, strike or any other condition beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises or the Shopping Center, (c) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Shopping Center. Landlord and Tenant shall each use reasonable efforts to remedy diligently any interruption in the furnishing of such services. Landlord shall not be liable for any damages to Tenant resulting from any interruption or failure of utility services unless such interruption was a result of the gross negligence of Landlord, its employees, agents or assigns.

ARTICLE 12 - INDEMNITY, PUBLIC LIABILITY INSURANCE AND FIRE AND EXTENDED COVERAGE INSURANCE

12.1           Indemnification. Landlord shall not be liable to Tenant or to Tenant's employees, agents, visitors, customers, co-signees or invitees or to any other person or entity, whomsoever, for any injury to person or damage to or loss of property: (a) occurring within the Common Area if caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or occurring within the Premises if caused by any other person entering the Shopping Center under the express or implied invitation of Tenant; (b) arising out of the use of  the Premises by Tenant and the conduct of its business therein; (c) arising out of any breach or default by Tenant in the performance of its obligations hereunder; or (d) resulting from any other cause  within the Premises except Landlord's gross negligence.  Tenant hereby agrees to indemnify and hold harmless Landlord, and Landlord's employees and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, attorneys' fees) and hereby agrees to indemnify Landlord and hold it harmless from any loss, expense or claims   arising out of any such damage or injury where such damage or injury was not caused by Landlord's gross negligence or willful neglect. If any action or proceeding is brought against

Landlord, its employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel satisfactory to Landlord, but at a reasonable hourly expense. As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon and about the Premises from any cause, except due to the gross negligence of Landlord or its agents, employees or assigns, and Tenant hereby waives ail claims with respect thereto against Landlord.

12.2     Insurance.

(a)            Tenant's Insurance. Tenant shall obtain and keep in effect throughout the Lease Term, at its sole cost and expense:

(i)           Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $2,000,000 written on an "occurrence basis". All such insurance will be equivalent to coverage offered by a Commercial General Liability form including, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease;

(ii)              Insurance covering ail of Tenant's furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant's business and found in, on or about the Shopping Center, and any leasehold improvements to the Premises in excess of the allowance, if any, provided pursuant to a work letter in an amount not less than the full replacement cost. Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 14, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery and equipment, stock and any other personal property;

(iii)        Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Shopping Center is located; and

(iv)        If Tenant operates owned, hired or non-owned vehicles on the Shopping Center, comprehensive automobile liability will be carried at a limit of liability not less than $500,000 combined bodily injury and property damage.

(b)           Delivery of Policy.    Prior to the Delivery Date,  Tenant shall provide Landlord with original certificates or duplicate originals of the policy or policies of insurance referred to in subparagraph (a) with evidence that premiums have been paid in full for the respective policy periods and that coverage was in place and in effect upon the Delivery Date. Tenant shall furnish to Landlord throughout the Lease Term, replacement certificates or renewal polices, together with evidence of like premium payment at least 10 days prior to the respective expiration dates of the then current policy or policies. All such insurance shall name Tenant as the named insured and Landlord, Landlord's mortgagees, and the management company shall be named as additional insureds on each policy. In addition to the remedies set forth in this Lease,

Landlord may, but shall not be obligated to, obtain on behalf of Tenant any insurance that Tenant is obligated, but fails, to obtain under this Lease, and recover from Tenant the cost thereof plus interest at the rate of 12% per annum from the date of payment by Landlord until repaid in full by Tenant.

(c)        Insurance Rating.  Any insurance required by Tenant hereunder shall be in companies rated "A" or better in "Bests Insurance Guide." If in the opinion of Landlord, the amount of liability insurance required hereunder or the coverage under such policy is not adequate, then Tenant shall reasonably increase said insurance coverage. Tenant's failure to comply with the requirements of this section relating to insurance shall constitute an event of default hereunder. In addition to the remedies provided in Article 18 of this Lease, Landlord may, but is not obligated to, obtain such insurance and Tenant shall pay to Landlord upon demand as additional rental the premium cost thereof plus interest thereon at the rate equal to the lesser of the highest rate permitted by law or twelve percent (12%) per annum from the date of payment by Landlord until repaid by Tenant.

(d)            Waiver of Subrogation.  Landlord and Tenant each waives any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees or business visitors of such other party, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried pursuant to this section or any other property insurance actually carried by such party. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Shopping Center or the Premises or the contents of either.

(e)            Landlord's Insurance and Tenant's Insurance Payment. Tenant agrees to pay its Proportionate Share as set forth in Section 1.1 of Landlord's cost of insurance as carried by Landlord from time to time with respect to the Shopping Center, including without limitation fire and extended coverage insurance, commercial general liability insurance, and any other insurance and in such amounts as Landlord deems necessary or desirable ("Insurance") on the Shopping Center. Insurance as stated herein may include, without limitation, liability insurance for personal injury, death and property damage, insurance against fire, flood, extended coverage, theft or other casualties, fidelity bonds for personnel, insurance against liability for assault and battery, and defamation and claims for false arrest. During the Lease Term, Tenant shall pay, as additional rent, a monthly payment ("Insurance Payment") to Landlord equal to 1/121 of its Proportionate Share of the insurance on the Shopping Center estimated to be due and payable for that particular year. Each Insurance Payment shall be due and payable at the same time and manner of the payment as the Minimum Guaranteed Rental. The initial monthly Insurance Payment is based upon Tenant's Proportionate Share of the estimated insurance on the Shopping Center for the year in question, and the monthly Insurance Payment is subject to increase or decrease from time to time as determined by Landlord to reflect Tenant's estimated Proportionate Share of the Insurance. Tenant's Insurance payments shall be reconciled annually at the same time as the CAM is reconciled. If Tenant's total Insurance Payments are less than Tenant's actual Proportionate Share of the Insurance on the Shopping Center, Tenant shall pay to Landlord, within thirty (30) days after receipt of written notice, the difference. If the total Insurance Payments of  Tenant are more  than Tenant's actual Proportionate Share  of the Insurance on the Shopping Center, Landlord shall retain such excess and credit it to Tenant's account. Tenant's Proportionate Share of the cost of Insurance on the Shopping Center shall be computed by multiplying the cost of Insurance by Tenant's Proportionate Share as set forth in Section 1.1 Notwithstanding anything to the contrary contained in the Lease, Landlord's failure to provide a reconciliation of Insurance as required by this section shall in no way release Tenant from its obligation to pay its Proportionate Share of Insurance, or constitute a waiver of Landlord's right to assess and collect for such Proportionate Share of Insurance from Tenant in accordance with this section.

ARTICLE 13-NON-LIABILITY FOR CERTAIN DAMAGES

13.1         Waiver. Landlord, its agents and employees shall not be liable to Tenant, its employees, agents, invitees, licensees or visitors, or any other person or entity whomsoever for any injury to person or damage to property caused by: (a) the failure of any service provided by Landlord (including security service and devices (b) any defects in, or failure of, equipment, pipes or wiring, or broken glass" or (c) the backing up, or leaking of, drains, gas, water, steam, electricity or oil, into the Premises. Landlord shall not be liable to Tenant or any other person or entity whomsoever for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of  the Shopping Center, or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Landlord. With respect to latent or patent defects in the Premises, Landlord's liability shall extend only to work performed by Landlord, if any, and shall not extend beyond eighteen months from the Commencement Date, whether or not such defects are discovered within such one-year period. Tenant shall indemnify and hold Landlord harmless from any loss, cost, expense or claims arising out of any injury or damage referred to in this section for which Landlord is stated not to be liable.

13.2       Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Shopping Center for the recovery of any judgments from Landlord. It is agreed that Landlord (and its shareholders, joint venturers, and partners, and their shareholders, joint venturers and partners and all of their officers, directors and employees) will not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to, and will not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

ARTICLE 14 - FIRE AND OTHER CASUALTY

14.1       Damage. Except as provided below, in case of damage to the Premises or other portions of the Shopping Center by tire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with reasonable diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to Force Majeure.

14.2            Restoration. If the damage is of a nature or extent that, in Landlord's reasonable judgment, the repair and restoration work would require more than 270 days to complete after commencement of work, assuming normal work crews not engaged in overtime, Landlord shall so notify Tenant within a reasonable time (but in no event more than 90 days) after such determination and either Landlord or Tenant shall be entitled to immediately terminate this Lease. Further, if Landlord reasonably determines that the Shopping Center is damaged to such extent as to make repair thereof unfeasible or that the length of the Lease Term remaining after restoration would make restoration impractical (in either case, whether for economic or other reasons), Landlord shall have the right to terminate this Lease upon written notice to Tenant delivered within 30 days after the casualty.

14.3            Proceeds. If the insurance proceeds received or to be received by Landlord (excluding any rental interruption insurance proceeds) fall materially short of the funds required to pay for repairing the damage or are required to be applied on account of any Mortgage or Underlying Lease (as defined in Section 21.1), or if the nature of loss is not covered by Landlord's hazard insurance coverage, Landlord may elect either to (a) repair the damage as above provided notwithstanding such fact, or (b) terminate this Lease, by giving Tenant notice of termination within 60 days after Landlord's knowledge of the casualty and determination of availability or sufficiency of insurance proceeds. If Landlord elects to terminate this Lease, the termination date shall be the date specified on Landlord's notice, which termination date shall be not earlier than 30 nor later than 60 days thereafter.

14.4            Tenant's Payment. All injury or damage to the Premises caused by Tenant or Tenant's customers, agents, employees, vendors, clients or invitees shall, to the extent not reimbursed by Landlord's casualty insurance, be repaired at Tenant's sole cost and expense. Additionally, all injury or damage to the Shopping Center caused by  Tenant or Tenant's customers, agents,  employees, clients or invitees entering the Shopping Center under the invitation of Tenant shall be repaired, at Tenant's sole cost and expense, to the extent not reimbursed by Landlord's casualty insurance. Tenant shall pay all amounts required herein to Landlord on demand, with interest thereon at 12% per annum from the due date until paid

14.5            Limitations. Landlord shall not be obligated to repair any Alterations which Tenant may have installed (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs which may be incurred by Landlord in connection therewith. Landlord shall not be required to insure any Alterations to the Premises (other than building standard tenant improvements), or any fixtures, equipment or other property of Tenant. Tenant shall have the right, at its sole expense, to insure the value of its leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair the Premises. Except as otherwise provided in this Lease, any insurance which may be carried by Landlord or Tenant against loss or damage to the Shopping Center or to the Premises shall be for the sole benefit of the party carrying insurance and under its sole control.

14.6            Prorations. If this Lease is terminated pursuant to this Article, all rent shall be apportioned equitably and paid in full by Tenant to Landlord to the date of the casualty, regardless of whether the termination is effective subsequent to the casualty. This provision shall not relieve Tenant from liability to Landlord for damages (including damages arising due to early termination of this Lease) arising out of Tenant's negligence or other tortious conduct. In the event of a fire or other casualty damage not arising out of the negligence or other tortious conduct of Tenant, its customers, agents, employees, vendors, clients or invitees which deprives Tenant of the use of all or a portion of the Premises, there shall be a proportionate reduction in the Monthly Payment, as reasonably determined by Landlord ..

ARTICLE 15 - CONDEMNATION

15.1      Condemnation.

(a)       If any taking by condemnation, or sale in lieu thereof, pursuant to an exercise of a power of eminent domain ("Condemnation") occurs with respect to the Shopping Center, or any portion thereof, which would leave the remainder of the Shopping Center unsuitable for use comparable (economically or otherwise) to its use prior to the Condemnation in Landlord's reasonable judgment, then either Landlord or Tenant may terminate this Lease.

(b)      If any Condemnation occurs with respect to the entire Premises, or more than 25% thereof, or such portion of the Premises as renders the remainder thereof unsuitable for use comparable (economically or otherwise) to its use prior to the Condemnation in Landlord's reasonable judgment, then Landlord or Tenant may terminate this Lease upon written notice to Tenant within 30 days after the date of the Condemnation.

(c)       If Landlord determines that the compensation awarded for Condemnation, available for restoration of the Shopping Center or the Premises falls materially below the cost to pay the cost of restoration, or if such award is required to be applied on account of any Mortgage or Underlying Lease, or if Landlord determines that the length of the Lease Term remaining after restoration would make restoration impractical (whether for  economic or  other reasons), Landlord may terminate this Lease upon written notice to Tenant given within 30 days after the date of the Condemnation.

(d)     Any termination of this Lease pursuant to this section shall be effective upon the earlier of the date title to or possession of the condemned real estate vests in the condemnor. All rent shall be apportioned equitably and paid in full by Tenant to Landlord to that  date of termination. If this Lease is not terminated as set forth herein and the event of a Condemnation deprives Tenant of the use of a portion of the Premises, there shall be a proportionate reduction in the Monthly Payment, as reasonably determined by Landlord.

(e)      All compensation awarded for any Condemnation of the Shopping Center, the Premises or any portion thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being expressly waived by Tenant. Tenant assigns to Landlord all rights to compensation for damages, if any, sustained by Tenant on any Condemnation, except for a claim relating to Condemnation of equipment, fixtures and/or improvements which Tenant, on expiration of the Lease Term, is entitled to remove, and only so long as a separate award is made by the condemnor to Tenant for such items.

(f)      If this Lease is not terminated as provided above, Landlord shall make such repairs, if any, as are reasonably necessary to restore the remaining part of the Premises and the Common Area not condemned to tenantable condition. Landlord, in so doing, shall not be required to expend more than the net amount Landlord reasonably expects to be available for 7storation of the Premises, unless Tenant agrees to pay the amount of the excess expenditure and before commencement of the restoration, provides Landlord with reasonable security for such payment by Tenant. Restoration, if any, shall begin promptly after Tenant vacates that part of the Premises condemned. The repairs shall be completed with reasonable diligence, subject, however, to delays incident to Force Majeure.

ARTICLE 16 - ASSIGNMENT AND SUBLETTING

16.l      By Tenant.

(a)              Without the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not (1) assign or in any manner transfer this Lease or any estate or interest therein (a transfer will not be deemed to have occurred  if the transfer is to another entity  whose ownership is at least  fifty one percent (51%) identical to the Tenant's current ownership); (2) permit any assignment of this Lease or any estate or interest therein by operation of law; (3) sublet the Premises or any part thereof; (4) grant any license, concession or other right of occupancy of any portion of the Premises; or (5) permit the use of the Premises by any parties other than Tenant, its agents and employees, and any such acts without Landlord's prior written consent shall be void and of no effect. Consent by Landlord to one or more assignments or sublettings shall not operate as a consent to, or a waiver of Landlord's rights with respect to, any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Monthly Payments and for compliance with all of Tenant's other obligations under this Lease. If an event of default should occur while the Premises or any part thereof is then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all payments becoming due to Tenant under such assignment or sublease and apply such payments against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee (regardless of whether or not such assignee or sublessee shall be deemed to be void and of no effect as stated in the first sentence of this subsection (a)) shall be construed to constitute a novation or release of Tenant or any guarantor of Tenant from the further performance of its obligation hereunder. Receipt by Landlord of payments from any assignee, sublessee or occupant of the Premises shall not be deemed  a waiver of the covenants in this Lease against  assignment and  subletting,  or  a  release  of  Tenant  under  thisLease. Notwithstanding the foregoing, Tenant shall have no right whatsoever to sublease all or a portion of the subleased premises unless Tenant charges a market sublease rent for same.

(b)            Tenant shall not mortgage, pledge or otherwise encumber this Lease or any estate or interest therein or in the Premises.

(c)            Tenant shall give Landlord at least 60 days' advance written notice of any proposed assignment or subletting, such notice to be accompanied by a copy of the proposed sublease or assignment agreement setting forth all terms of such agreement. If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or part of the Premises, Tenant will submit in writing to Landlord (i) the name and address of the proposed assignee or subtenant; (ii) the business terms of the proposed assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (v) the proposed form of assignment or sublease for Landlord's approval. Landlord shall notify Tenant in writing within 15 days after receipt of Tenant's written request as to whether Landlord shall grant Tenant's request for an assignment or subletting. At Landlord's option, Landlord may terminate this Lease in lieu of giving its consent to any proposed assignment of this Lease or subletting of the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant). If Landlord elects to cancel this Lease in whole or in part as of such date, then the Lease Term, and the tenancy and occupancy of the Premises by Tenant under this Lease, shall terminate with respect to that portion of the Premises proposed to be so assigned or sublet as if the cancellation date were ending date of the Lease Term, and Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder with respect to that portion  of the Premises . 0 Thereafter, Landlord may lease the Premises to any person, including the prospective subtenant or assignee, without liability to Tenant. If Landlord does not thus cancel this Lease, the terms and provisions of subparagraph (a) hereof will apply.

(d)            Landlord's withholding of consent must be reasonable. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Landlord and Tenant acknowledge and agree that it shall be reasonable for Landlord to withhold its consent if the information required by subsection (c) above has not been submitted to Landlord or is otherwise unsatisfactory. lt shall also be reasonable for Landlord to withhold its consent if:

(i)              The proposed transferee fails to satisfy Landlord's then-current credit standards for retail tenants of the Shopping Center, and in Landlord's reasonable opinion, does not have the financial strength, business experience or stability to perform all obligations under this Lease to be performed by Tenant as and when they fall due;

(ii)              The proposed transferee's use of the Premises, in Landlord's opinion, (1) is not lawful, or (2) is not consistent with the Permitted Use of the Premises under this Lease, or (3) is not consistent with the general character of business carried on by tenants of a first-class retail building, or (4) conflicts with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant in the Shopping Center, or (5) increases the likelihood of damage or destruction, or (6) is likely to cause an increase in insurance premiums for insurance policies applicable to the Shopping Center, or (7) will require new tenant improvements incompatible with then existing Shopping Center systems and components, or (8) is not compatible with Landlord's desired tenant mix for the Shopping Center;

(iii)              Tenant refuses to pay Landlord any increase in the Security Deposit that is required by Landlord based upon its then current leasing guidelines; under this Lease;

(iv)         At the time of the proposed transfer there is an event of default

(v)            The proposed transferee is a governmental entity and holds no exemption from the payment of ad valorem or other taxes that would prohibit Landlord :from collecting from such transferee any amounts otherwise payable under this Lease;

(vi)           At least 25% or more of the Gross Rentable Square Footage of the Shopping Center remains un-leased to paying tenants;

(vii)         The transfer results in a division of the Premises or will otherwise have or cause a material adverse impact on Landlord's interests, in the Premises or the Shopping Center.

(e)     If Landlord consents to a proposed assignment or sublease, Landlord will have the right to approve the form of assignment or sublease, as the case may be, which will provide among other things that Tenant will remain liable under this Lease. Further, if Landlord consents to any subletting or assignment by Tenant as above provided, and subsequently any payments received by Tenant under any such sublease are in excess of the Monthly Payments payable by Tenant under this Lease, or any additional consideration (other than consideration which is directly or indirectly related to the sale of the business) is paid to Tenant by the assignee under any such assignment, then 100% of such excess payments under such sublease or such additional consideration for such assignment shall be due and payable by Tenant to Landlord as Additional Rent. In determining whether payments under any approved sublease exceed the Monthly Payments under this Lease, all amounts paid or payable and received or receivable by Tenant under or in connection with such sublease, including but not limited to commissions and shall be taken into account.

(f)            In the event Landlord consents to any assignment of this Lease by Tenant as provided herein, Landlord shall have the right, in its sole determination, to increase the Security Deposit required in this Lease.

(g)         Any sublease will require that the subtenant will comply with all applicable terms and conditions of this Lease. Any assignment will include, without limitation, an assumption by the assignee of all of the terms, covenants and conditions which this Lease   requires Tenant to perform. Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, in the form approved by Landlord, and pays Landlord the amounts required herein. In the event of   default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. No permitted subtenant may assign or encumber its sublease or further sublease ail or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. No permitted assignee (or subtenant) at this Lease may further assign this Lease (or sublet the subleased premises) without Landlord's prior written consent.

(h)      Tenant agrees to reimburse Landlord for all reasonable expenses incurred in connection with any assignment or subletting, including but not limited to, attorneys' fees, lender approval fees or such other reasonable and customary fees incurred.

(i) In addition to reimbursement of expenses as set forth in subsection (h) above, at the time of Tenant's request for Landlord's consent to an assignment of this Lease, or subletting of all or a portion of the Premises, Tenant shall deliver to Landlord a processing fee which constitutes the actual reasonable expenses of Landlord in processing the request, but in no event shall Tenant pay to Landlord more than $5,000.00 for the processing fee. Furthermore, Landlord shall attempt to keep its processing costs to a reasonable minimum. The Processing Fee shall be nonrefundable when paid regardless of whether Landlord consents to, or objects to, the proposed assignment or sublease.

(j)  The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant  of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance. For purposes of this Article 16, the transfer of outstanding capital stock of any corporate tenant will not include any sale of such stock by persons (other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) effected through "over-the-counter-market" or through any recognized stock exchange.

(k) If Tenant believes that Landlord has unreasonably withheld its consent pursuant to this Article 16, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an  order of specific performance or mandatory injunction of the Landlord's agreement to give its consent.

16.2    By Landlord. In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Shopping Center containing the Premises to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, provided however that Tenant is not in default at the time of any such transfer or assignment, and Landlord shall thereby be discharged of any further obligation relating thereto. The term "Landlord" shall mean only the owner for the time being of the Shopping Center, and in the event of transfer by such owner of its interest in the Shopping Center, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations that arise  during any owner's period of ownership shall be binding during the Lease Term upon such new owner; provided, however, that Tenant's failure to disclose any outstanding obligations of Landlord pursuant to any notification required to be made by this Lease to any prospective buyer shall constitute a waiver of Tenant's rights against that prospective buyer and any successors or assigns thereof. Upon such an assignment, Tenant shall retain its rights against the transferor Landlord for obligations arising under this Lease during the period of the transferor Landlord's ownership of the Shopping  enter.

ARTICLE 17 - PROPERTY TAXES

17.1          Tenant's Taxes. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property, and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is liable hereunder.

17.2          Tenant's Proportionate Share. Tenant agrees to pay its Proportionate Share as set forth in Section 1.1 of all real estate and/or ad valorem taxes and assessments, governmental charges and other impositions, general or special, ordinary or extraordinary, of every kind and nature which may be levied, assessed or imposed upon or with respect to the Shopping Center, or any part thereof, or upon any building, improvement or personal property at any time situated thereon (collectively referred to 0 as "Taxes"). If any governmental taxing authority shall levy, assess, or impose any tax, excise or assessment (other than income or franchise tax) upon or against the rents payable by Tenant to Landlord ("Rent Tax"), either by way of substitution for or in addition to any existing tax on land, buildings or otherwise, Tenant shall directly pay, or reimburse Landlord for, the Rent Tax, as the case may be. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and Tenant shall receive the benefit of, after deduction of Landlord's expenses, Tenant's Proportionate Share of all reductions, refunds, or rebates of Taxes paid or payable by Tenant due to the result of any contesting of Taxes by Landlord.  If because of any change in the taxation of real estate any other tax or assessment (including, without limitation, any occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the land and/or buildings, or upon or with respect to the land and/or building or the occupancy, rents or income therefrom, in lieu of, or in the substitution for, or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes and Tenant shall be responsible for the payment of its Proportionate Share thereof.  Taxes shall not include any income, franchise, estate or inheritance taxes of Landlord. If any tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or trade fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. During each month of the Lease Term, Tenant shall pay, as additional rent, a monthly payment ("Tax Payment") to Landlord equal to 1/12th of its Proportionate Share of the Taxes on the Shopping Center that  are estimated to be be levied, assessed or imposed upon  the Shopping Center for that particular calendar year. Each Tax Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment of the Minimum Guaranteed Rental  as provided  herein.The initial  monthly  Tax Payment  is based  upon  Tenant's Proportionate Share of the estimated  taxes  on the Shopping Center for the calendar year in question, and the monthly Tax Payment is subject to increase or decrease from time to time as determined by Landlord to more accurately reflect Tenant's estimated Proportionate Share of the Taxes. Tenant's Tax Payments shall be reconciled annually by Landlord at the same time as the CAM is reconciled. If Tenant's total Tax Payments are less than Tenant's actual Proportionate Share of the Taxes on the Shopping Center, Tenant shall pay the difference to Landlord within 30 days after  receipt of written notice.  If the total Tax Payments of Tenant are more  than Tenant’s actual Proportionate Share of the Taxes on the Shopping Center, Landlord shall retain such excess and credit it to Tenant's account. Tenant's Proportionate Share of the Taxes on the Shopping Center shall be computed by multiplying the Taxes by Tenant's Proportionate Share as set forth in Section 1.1. Notwithstanding anything to the contrary contained in the Lease, Landlord's failure to provide a reconciliation of Taxes as required by this section shall in no way excuse Tenant from its obligation to pay its Proportionate Share of Taxes or constitute a waiver of Landlord's right to assess and collect for Proportionate Share of Real Estate Taxes from Tenant in accordance with this section.

17.3            Failure to Pay. If Tenant should fail to pay any Taxes, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Taxes. Any sums so paid by Landlord shall be deemed to be Additional Rent  owing by Tenant to Landlord and due and payable, upon demand, as Additional Rent, plus interest at the rate of 10% per annum from the date of payment by Landlord until repaid by Tenant.

17.4          Changes in Taxation. If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or  any future building or buildings on the Shopping Center, but excluding any tax on Landlord's  net income from the Shopping Center, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. In such event, the Taxes allocable to the Shopping Center shall be calculated as though the Shopping Center were the only property owned by Landlord.

17.5            Tax Year. Any payment to be made pursuant to this section with respect to the real estate tax year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the term of this Lease bears to a full tax year.

17.6            Tax Consultant. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Shopping Center. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's Proportionate Share as aforesaid of the cost of such service.

ARTICLE 18 - DEFAULT BY TENANT AND REMEDIES

18.1          Event of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

(a)            Tenant shall fail to pay any installment of rental or any other monetary obligation under this Lease Agreement when due.

(b)            Tenant shall be adjudicated insolvent, or shall make an intentional transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c)            Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant and such judgment shall not be stayed or vacated within 90 days after the entry thereof.

(d)            A receiver or trustee shall be appointed for the Premises or for ail or substantially all of the assets of Tenant.

(e)            Tenant shall desert or vacate any portion of the Premises (leave the Premises permanently or close down for more than a one week period).

(f)         Tenant shall do or permit to be done anything which creates a lien upon the Premises unless such lien is discharged or bonded against to Landlord's reasonable satisfaction within 30 days after Tenant learns of the existence thereof.

(g)            The business operated by Tenant shall be closed for failure to pay any State sales tax as required.

(h)        Tenant fails to take possession of the Premises on the Commencement Date of the Term.

(i)             Tenant purports to assign this Lease, or sublet all or a portion of the Premises, in a manner that violates the provisions of Section 16.1 above.

(j)             Tenant fails to obtain or maintain the insurance required pursuant to Section 12.2 of this Lease.

18.2          Right to Cure. A default shall have occurred if Tenant fails to comply with section (a) through (j) above or with any other term, provision or covenant of this Lease not specifically referenced in subsections (a) through (j) above, where such failure continued for a period of 10 days after written notice thereof; provided, that if such failure cannot as a practical matter be remedied within such 10-day period, then no event of default shall be deemed to exist if Tenant begins within such  10-day period to remedy the failure and continues to exercise all due diligence in completing such remedy. Notwithstanding the forgoing, this Right to Cure shall exclude any monetary default by Tenant, any of which must be cured within a 10-day period.

18.3          Landlord's Remedies. Upon occurrence of any events of default, by Tenant, Landlord shall have the option to pursue any one or more of the following remedies:

(a)            Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, in accordance with applicable law, and without prejudice to any other remedy which it may have for possession or arrearages in rental, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof

(b)            Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof in it so elects, relet the Premises on Landlord's terms and receive the rent therefore; and Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting for the remainder of this Lease term.

(c)            Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest thereon at the lesser of the highest rate permitted by law or twelve percent (12%) per annum. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action provided Landlord proceeds in accordance with applicable law.

18.4            No Surrender. Exercise by Landlord, in accordance with applicable law, of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices in accordance with applicable law are hereby waived. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings as Landlord may elect, and Landlord shall not be liable in trespass or otherwise for proceeding in accordance with applicable law.

18.5       Tenant's Liability.

(a)            In the event Landlord elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, and subject to applicable Colorado law, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the excess, if any, of (1) the total rental (Minimum Guaranteed Rental computed as stated below) plus Tenant's CAM, Insurance Payment and Tax Payment hereunder for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the Expiration Date stated in Section 1.1) discounted to present value at the rate of eight percent per year, over (2) the then present value (again discounted at eight percent per year) of the then fair rental value of the Premises for such period.

(b)              In the event that Landlord elects to repossess  the Premises without terminating this Lease in accordance with applicable law, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration stated in Section 1.1 diminished by arty net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in subsection (c) below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord as provided in this section may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease Term.

(c)            In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at Landlord's Mailing Address, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the reasonable costs of removing and storing Tenant's or other occupant's property; the value of any free or waived rent received by Tenant in connection with this Lease; the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, subject to Landlord's duty to mitigate its damages and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorneys' fees.

18.6            No Duty to Mitigate. Except as otherwise provided by applicable law, in the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose.

18.7            Landlord's Self-help Action. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, in accordance with applicable law, and without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

18.8            Landlord's Default. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord specifying such default with particularity, and Landlord shall thereupon have thirty (30) days after receipt of such notice in which to cure any default; provided, that if such failure cannot as a practical matter be remedied within such 30-day period, then no event of default shall be deemed to exist if Landlord begins within such 30-day period to remedy the failure and continues to exercise reasonable diligence in completing such remedy. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only to the extent they arise during the period of its possession of the Shopping Center and not thereafter. In no event shall Landlord be responsible for any consequential damages incurred by Tenant including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder, except those that occur as a result of the gross negligence of Landlord, its agents, employees or assigns.

18.9            No Liability. Notwithstanding any other provision hereof, except as a result of the gross negligence of Landlord, its agents, employees or assigns, Landlord shall not have any Personal Liability hereunder. ln the event of any breach or default by Landlord in any term or provision of this Lease, or in the event of any other liability of Landlord arising under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the land and improvements which constitute the Shopping Center, and in no event shall any deficiency judgment of any kind be sought or obtained against Landlord if the equity or interest then owned by Landlord in the land and improvements which constitute the Shopping Center is insufficient to cover any judgment against Landlord.

18.10            Additional Rights. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted and in accordance with applicable law, and should litigation occur between Landlord and Tenant, and a court of competent jurisdiction authorizes Landlord, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment of the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises, provided a c9urt of competent jurisdiction has authorized such removal, ail or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the County in which the Premises are located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof and who presents a court order to Landlord granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord's making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and ail other rights herein granted Landlord and, to the extent they are in accordance with applicable law, are commercially reasonable.

18.11          Injunctive Relief; Cumulative Remedies. In the event of any breach or threatened breach by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach. Any suit or suits for the recovery of the amounts and damages set forth in this Article 18 may be brought by Landlord,  from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease. The prevailing party in any such action shall be entitled to recover all costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees and costs from the date any such matter is turned over to an attorney, whether or not one or more

ARTICLE 19 - SECURITY DEPOSIT; LANDLORD'S LIEN; MECHANICS LIENS

19.l      Security Deposit. Upon receipt from Tenant of the Security Deposit specified in Section 1.1, such Security Deposit shall be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit is not an advance payment of rental or a measure of Landlord's damages  in case of default by Tenant. The Security Deposit shall be held by Landlord without payment of interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by said Tenant to be kept and performed during the Lease Term. If the initial Minimum Guaranteed Rental increases during the term of this Lease, Tenant shall, upon written request from Landlord, deposit additional monies with Landlord so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Minimum Guaranteed Rental as the initial Security Deposit bore to the initial Minimum Guaranteed Rental. If at any time during the Lease Term any of the rental herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord  hereunder shall be overdue and unpaid then Landlord may, at the option of Landlord (but Landlord shall not be required to), appropriate and apply any portion of the Security Deposit to the payment of any such overdue rental or other sum. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply the Security Deposit, or so much thereof as may be necessary to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the Security Deposit, or any portion thereof be appropriated and applied by Landlord for the payment of overdue rental or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so within ten days after receipt of such demand shall constitute a default under this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned in full to Tenant within 60 days after the expiration or earlier termination of this Lease. Landlord shall deliver the Security Deposit hereunder by Tenant to a purchaser of Landlord's interest in the Premises, in the event that such interest is sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

19.2          Landlord's Lien. Landlord shall have a Landlord's statutory lien, and in addition thereto, Landlord shall have, and Tenant hereby grants unto Landlord a security interest, in all of the goods, wares, furniture, fixtures, office equipment, supplies and other property of Tenant now or hereafter placed in, upon, or about the Premises and all proceeds thereof, as security for all of the obligations of Tenant under this Lease. Tenant shall not remove any of said personal property from the Premises until all of Tenant's obligations under this Lease have been satisfied in full. Upon the occurrence of an event of default by Tenant as set forth in this Lease, Landlord may, to the extent permitted by applicable law, in addition to any other remedies provided herein enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or the time after which any private sale is to be made; and at any such sale the Landlord or its assigns may purchase any of Tenant's personal property unless prohibited by law. The proceeds of any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this section. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiencies forthwith to Landlord. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the relevant provisions of the Uniform Commercial  Code, as adopted by the jurisdiction in which the Premises are situated. Upon request by Landlord, Tenant shall provide the name and address of any entity that has, or claims to have, an interest (including, without limitation, a security interest in any property located on the Premises and a description of such property). Failure to provide such a list shall result in a presumption that all property located in the Premises belongs to Tenant :free from all claims. Without intending to execute any other manner of giving Tenant any required notice, any requirement of reasonable notice to Tenant of Landlord's intention to dispose of any collateral pursuant to the enforcement of said security interest shall be made if such notice is given in the manner prescribed by this Lease for notices.

19.3            Mechanics Liens. Tenant will pay or cause to be paid all costs and charges for work: (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises and the Shopping Center free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Shopping Center, Tenant will cause such lien to be discharged of record within 10 days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, security reasonably satisfactory to Landlord of 150% of the amount of the claim, plus estimated costs and interest or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, (plus 15% of such charge and related costs and interest for Landlord's overhead and related expenses) will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Shopping Center to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Shopping Center or any action affecting title to the Shopping Center has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work (including, but not limited to, any maintenance, repairs, alterations, additions, improvements or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work and shall require any such person to execute and deliver to Landlord a written waiver of construction lien rights waiving any claim of any or material. Landlord will have the right to post notices of non-responsibility or similar written notices on the Premises in order to protect the Premises against any such liens. Tenant's obligations under this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 20 - HOLDING OVER

20.1     Holdover. Tenant will, at the expiration of this Lease, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession, Tenant's holdover shall create a tenancy at sufferance and, at Landlord's option served by written notice, a month-to-month tenancy. In any such event the tenancy shall be upon the terms and conditions  of this Lease, except that the total monthly rent shall be 150% of the last Minimum Guaranteed Rental due under this Lease immediately prior to termination (in the case of tenancy at sufferance such Minimum Guaranteed Rental shall be prorated for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages (including consequential damages) sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach by Tenant hereof.

ARTICLE 21 - SUBORDINATION

21.1     Subordination.

(a)            This Lease and all rights of Tenant hereunder are subject and subordinate to any first deed of trust, first mortgage or other first instrument of security (a "Mortgage"), and at Landlord's option, this Lease and all rights of Tenant hereunder are subject and subordinate to any junior deed of trust, junior mortgage or other junior instrument of security, as well as to any ground lease or primary lease (an "Underlying Lease") that now or thereafter covers all or any part of the Shopping Center, the land, or any interest of Landlord therein, and to any and all advances made on the security thereof and to any and all increase, renewals, modifications, consolidations, replacements and extensions of such Mortgage or Underlying Lease. This provision is self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, within 10 days after receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to the holder ("Holder") of any Mortgage, or lessor ("Lessor") in any Underlying Lease, all instruments and certificates that in the judgment of Landlord, Holder or Lessor may be necessary or desirable to confirm or evidence such subordination. Not in limitation of the generality of the foregoing, Tenant agrees that any Holder shall have the right at any time to subordinate any Mortgage to this Lease on such terms and subject to such conditions as such Holder may deem appropriate in its sole discretion. Tenant further covenants and agrees upon demand by Holder or Lessor at any time, before or after the  institution of  any proceedings for foreclosure or sale pursuant to any Mortgage, or termination of any Underlying Lease, to  attorn to the purchaser upon such  foreclosure or sale or to Lessor upon such termination, and to recognize such purchaser or Lessor preceding sentence shall survive any such foreclosure, sale or termination. Tenant, upon demand, before or after any such foreclosure, sale or termination, shall execute, acknowledge and deliver to Holder or Lessor any and all instruments that in the judgment of Holder or Lessor may be necessary or desirable to confirm or evidence such attornment and Tenant hereby irrevocably authorizes Holder or Lessor to execute, acknowledge and deliver any such instruments on Tenant's behalf. It is understood and agreed that Tenant's obligation to furnsh to Landlord any instrument described in this Article 21 promptly as requested is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver such instruments. Tenant acknowledges that it may be difficult, if not impossible, for Landlord to finance or sell the Shopping Center without such instruments from Tenant. Tenant's failure to deliver said instruments in the time and manner provided herein shall constitute an event of default. In addition to any other remedies set forth herein, Landlord shall be entitled all remedies available at law with respect to such breach.

(b)            If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to Holder and Lessor a copy of any written notice (by registered or certified mail or by delivery service) of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of notice of assignment of rents and/or leases, or otherwise) of the name and addresses of any such Holder and Lessor. Tenant shall not be entitled to exercise any right or remedy as may exist because of any default by Landlord without having given such notice to Holder and Lessor. Tenant further agrees that if Landlord shall fail to cure such default, Holder or Lessor shall have an additional 30 days (measured from the later of the date on which the default should have been cured by Landlord, or the date of Holder's or Lessor's receipt of such notice from Tenant), provided that if such default cannot be cured within such 30-day period and Holder or Lessor is diligently pursuing the remedies necessary to effectuate the cure (including, but not limited to, foreclosure or termination proceedings, if appropriate) such cure period shall be extended to allow the cure to be completed.

ARTICLE 22 - EFFECT OF SALE

22.1            Sale. A sale, conveyance or assignment of Landlord's interest in the Shopping Center will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities which arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord's successor-in-interest in and to this Lease. This Lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor-in-interest to this Lease, so long as such successor-in-interest assumes Landlord's obligations under the Lease from and after such effective date.

ARTICLE 23 - NOTICES

23.l       Notice. Wherever any notice is required or permitted hereunder, such notices shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be addressed to the relevant party hereto at the respective address set out in Section 1.1 above, or at such address as that party may have hereafter specified by written notice. Any such notice may be sent by: (a) personal or messenger delivery, (b) U.S. Postal Service certified mail, return receipt requested, or (c) nationally recognized overnight courier, or (d) by facsimile transmission, or (e) by electronic mail. Any such notice shall be deemed delivered upon receipt, refusal of receipt, or return on account of the relevant party no longer being located at the relevant address.

23.2     Parties. If and when included within the term "Landlord" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included with terms "Landlord" and "Tenant," respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment.

ARTICLE 24 - LATE CHARGES

24.1        Late Charges. In the event Tenant fails to pay Landlord when due any installment of rental or other sum to be paid to Landlord which may become due hereunder, Tenant will pay Landlord on demand a late charge of 10% of the past due amount, but in no event less than $100.00 ("Late Charge"). Tenant agrees that in the event of any such late payment by Tenant, the damages resulting to Landlord will be difficult to ascertain precisely, and that the Late Charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages.

24.2        Interest. In addition to the Late Charge, Tenant agrees to pay Landlord interest in the amount of 12% of any installment of the Monthly Payment not paid when due, but in no event more than the interest charge allowed by law. This provision for Late Charges and any interest charge shall be in addition to all other rights  and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner.

ARTICLE 25 - RADIUS RESTRICTIONS

25.1            Intentionally Omitted.

ARTICLE 26 - HAZARDOUS MATERIALS

26.1            Definitions. The term "Hazardous Substances" as used in this Lease, shall include,  without limitation, flammables,explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

26.2     Tenant's Restrictions. Tenant shall not cause or permit to occur:

(a)            Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to Hazardous Substances or environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

(b)                The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

26.3     Environmental Clean-up.

(a)            Tenant shall comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances.

(b)            Tenant shall, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities ("Authority") concerning Hazardous Substances in, on or about the Premises.

(c)            Should any Authority demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Lease Term, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, provided the deposit, spill, discharge, or release was caused by Tenant or Tenant's agents, employees, affiliates, customers, clients or invitees, prepare and submit the required plans and all related bonds and other financial assurances; and shall promptly carry out all such cleanup plans.

(d)              Tenant shall, where appropriate, promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this section within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any environmental laws and regulations shall constitute a waiver of any of Tenant's obligations under this Article.

26.4    Tenant's Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, daims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any use, generation, storage, deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Lease Term, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises or the use of occupancy of the Premises, by Tenant's agents, employees, affiliates, customers, clients or invitees, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under all environmental laws and regulations.

26.5           Survival. Tenant's obligations and liabilities under this Article shall survive the expiration of this Lease.

ARTICLE 27 - MISCELLANEOUS

27.l        Joint Venture. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between parties hereof, it being understood and agreed that neither the method of computation of rental nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

27.2            Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

27.3            No Waiver. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

27.4            Holder Notice. At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord's interest in the Premises of whose name and address Tenant has been notified in writing, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

27.5            Quiet Enjoyment. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease, have the peaceable and quiet enjoyment and possession of the Premises.

27.6            Entire Agreement. This Lease and the exhibits attached hereto contain the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

27.7            Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Brokers named in Section 1.1. Landlord shall be responsible for and pay all commissions arising from this Lease to Fuller Real Estate, Landlord's Broker. Landlord shall have no obligation to pay any commission due to David Hicks Lampert, Tenant's Broker.

27.8            Estoppel. Tenant agrees that at any time, and from time to time during the Lease Term, within 10 days after request by Landlord hereto, Tenant will execute, acknowledge and deliver to Landlord or to any prospective purchaser, assignee or mortgagee designated by Landlord, an estoppel certificate in a form acceptable to Landlord. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate as provided herein. Tenant acknowledges that it may be difficult, if not impossible, for Landlord to finance or sell the Shopping Center without such instrument from Tenant. Tenant's failure to deliver said instrument in the time and manner provided herein shall constitute an event of default. Notwithstanding the foregoing, failure by Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgement by Tenant that statements in the estoppel certificate are true and correct, without exception.

27.9              Governing Law. The laws of the State of Colorado shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

27.10            Binding. The terms, provisions and covenants contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

27.11            Effectiveness. The submission of this Lease for examination and negotiation does not constitute an offer to lease, or a reservation  of, or option for, the Premises, and this Lease shall become effective and binding only upon the execution and delivery hereof by bath Landlord and Tenant. All negotiations, considerations, representations,  and understandings  between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord of Tenant shall alter, change or modify any of the provisions hereof.

27.12       Attorneys' Fees and Jury Trial. In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or the Shopping Center (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be awarded, as part of the judgment or  settlement, all attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable law. In any situation where a default by Tenant occurs and is resolved without litigation, Tenant shall also pay all of Landlord's reasonable costs and attorneys' fees relating thereto, up to $5,000.00.  In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

27.13       Financial Statements. Tenant agrees to furnish to Landlord copies of its Colorado State Sales Tax Return on a quarterly basis. Tenant agrees to furnish to Landlord from time to time (but no less than once annually) a balance sheet showing the then current net worth of Tenant together with  a profit and loss statement for Tenant's most recently completed fiscal year. Such statements shall be certified by an independent certified public accountant and prepared in accordance with generally accepted accounting principles.

27.14            Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees, within  10 days after Landlord's delivery to Tenant of a statement of such costs. In no event, however, shall Tenant be required to reimburse Landlord expenses in excess of $5,000.00 per each request of Tenant. Additionally, Landlord shall attempt to minimize its cost and ensure that its expenses are reasonable. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

27.15            Force Majeure. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Monthly Payment or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in this Lease if the failure is due to reasons beyond Landlord's reasonable  control, including without limitation, strikes or other labor difficulties, inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy), war, riot, civil insurrection, accidents, terrorism, acts of God and governmental preemption in connection with a national emergency (collectively referred to as "Force Majeure").

27.16            Counsel Review. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

27.17            Severability. If any provision of this Lease shall be determined to be invalid or unenforceable by a court of competent jurisdiction, such determination shall in no way affect, impair or invalidate any other provision of this Lease, and all other provisions hereof shall remain in full force and effect.

27.18            Rules and Regulations. Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit D attached hereto. Landlord may from time to time reasonably amend, delete or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness and care of the Premises and the Shopping Center, and for the comfort, quiet and convenience of occupants of the Shopping Center. Modifications or additions to the rules and regulations will be effective upon 30 days' prior written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, visitors, licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

27.19            Tax Credits. Landlord is entitled to claim all  tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

27.20            Shopping Center Occupancy. Tenant in executing this Lease does not rely upon the fact, nor does Landlord represent, that any specific tenant or number of tenants shall occupy any Shopping Center space during the term of this Lease.

27.21            Guarantor. This Lease shall not be effective unless the persons, if any, listed in Section 1.1(w) hereof shall execute the Guaranty attached as Exhibit E of this Lease.

27.22            Recording. Tenant agrees not to record this Lease or any memorandum hereof. Any such unauthorized recording will give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein for an event of default by Tenant.

27.23            Non-Disclosure. "Confidential Information" means any and all information pertaining to the terms of this lease, and neither Landlord nor Tenant shall disclose Confidential Information to any third party, without the prior written consent of the other. This provision shall not apply to any Confidential Information that (a) was or becomes generally available to the public, (b) becomes available to the public from a third party source, other than as a consequence of a breach of any obligation of confidentiality, or (c) is disclosed in response to a valid order by a court or other governmental body if no suitable protective order or equivalent remedy is available.

ARTICLE 28 - OPTION TO RENEW

28.1            Option to Renew. Tenant will have the option to renew the Lease Term for two (2)  additional terms of five (5) years each (the "Renewal Term"), subject to the further provisions of this section.

(a)            Tenant must exercise the option with respect to each Renewal Term, if at all, by giving notice of exercise ("Tenant's Notice") to Landlord on or before the date that is not greater than two hundred seventy (270) days prior to the then applicable Expiration Date, and not less than one hundred eighty (180) days prior to the then-applicable Expiration Date. Tenant will have no right to renew the Lease Term if Tenant's Notice is not timely delivered, or if Tenant is in default under this Lease at the time Tenant's Notice is delivered or on the then applicable Expiration Date.

(b)       The Renewal Term will be on the same terms and conditions as this Lease.

ARTICLE 29 - BANKRUPTCY

29.1            Deemed  Rejection of Lease. If the Tenant becomes a debtor under Chapter 7 of the United States Bankruptcy Code (the "Bankruptcy Code"), or in the event that a petition for reorganization or adjustment of debts is filed concerning the Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or a proceeding filed under Chapter 7 is transferred to Chapter 11 or 7, the "Trustee" or the Tenant, as "Debtor-in-Possession," shall be deemed to have rejected this

Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease shall be effective unless each of the following conditions, which Landlord and Tenant hereby acknowledge to be commercially reasonable in the context of a bankruptcy proceeding, has been satisfied, and the Landlord has so acknowledged in writing: (i) the Trustee or Debtor-in-Possession has cured, or has provided the Landlord "adequate assurance" (as hereinafter defined) that from the date of such assumption the Trustee or Debtor-In-Possession will promptly cure, all monetary and non-monetary defaults under the Lease; (ii) the Trustee or Debtor-in-Possession has compensated, or has provided to the Landlord adequate assurance that within ten (10) days of the date of assumption the Landlord will be compensated, for any pecuniary loss incurred by the landlord arising from default of the Tenant, the Trustee, or the Debtor-in-Possession as recited in the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession; and (iii) the Trustee or Debtor-in-Possession has provided the Landlord with adequate assurance of future performance of each of the Tenant's, the Trustee's, or the Debtor-in-Possession's obligations under this Lease; provided, however, that: (x) the Trustee or Debtor-in-Possession shall also deposit with the Landlord, as security for the timely payment of rent and other sums due hereunder, an amount equal to three months Base Rent, Additional Rent, and other monetary charges accruing under this Lease; and (y) the obligations imposed upon the Trustee or Debtor- in-Possession shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy proceedings.

29.2              Adequate Assurance. For purposes of this Section, Landlord and Tenant acknowledge that, in the context of the bankruptcy proceedings of the Tenant, at a minimum, "adequate assurance" shall mean: (i) the Trustee or Debtor-in-Possession will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill all of the obligations of Tenant under this Lease; or (ii) the Bankruptcy Court shall have entered an order segregating sufficient cash payable to the Landlord, and the Trustee or Debtor-in-Possession shall have granted to the Landlord a valid and perfected first lien and security interest or mortgage in property of the Tenant, the Trustee, or the Debtor-in-Possession, acceptable as to value and kind to the Landlord, in order to secure to the Landlord the obligation of the Tenant, Trustee, or Debtor-in-Possession to cure the monetary or non-monetary defaults under the Lease within the time period set forth above.

29.3            Lease Assignments in Bankruptcy Proceedings. The following conditions shall apply to any assignments of this Lease in bankruptcy proceedings if the Trustee or Debtor-in- Possession has assumed this Lease and elects to assign the Lease to any other person, such interest or estate of Tenant in this Lease may be so assigned only if the Landlord has acknowledged in writing that the intended assignee can provide to the Landlord "adequate assurance of future performance" (as herein defined) of all of the  terms, covenants and conditions of this Lease to be performed by the Tenant. For the purposes of this provision, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding, at  a minimum, "adequate assurance of future performance" shall mean that each of the following conditions has been satisfied, and the Landlord has so acknowledged in writing: (i) the proposed assignee has submitted a current financial statement audited by a Certified Public Accountant which shows the net worth and working capital and amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant's obligations under this lease; (ii) the proposed assignee, if requested by the Landlord, bas obtained guaranties in form and substance satisfactory to the Landlord from one or more persons who satisfy the Landlord's standards of creditworthiness; and (iii) the Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which the Landlord is bound, in order to permit the Landlord to consent to such assignment.

29.4 Authority. Each of the parties executing this Lease on behalf of Tenant or Landlord represents to the other party that such party is authorized to do so by requisite action of the party to this Lease. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

LANDLORD:		TENANT:

THE ROBFORD COMPANY, L.L.C., a Colorado limited liability company		The Cheesesteak Connection #4, LLC a Colorado limited liability company

By:	/s/ James Adelstein	By:	/s/ James A. Smith
Name:	James Adelstein	Name:	James A. Smith
Title:	Vice President	Title:	As Manager
Date:	2-17-10	Date:	2/2/2010

EXHIBIT A

Site Plan

GLENDALE, CO

JANUARY 21, 2009

1 BUILDING A - SUITE 103 - LEASING PLAN

SEM

2

EXHIBIT B

Legal Description of the Shopping Center

The North 1/2 of Block 13, Jersey Subdivision, except the West 10 feet, as described in Book 462 at Page 244, County of Arapahoe, State of Colorado.

EXHIBIT C

WORK LETTER
Landlord:                         The Robford Company, L.L.C., a Colorado limited liability company

Tenant:                               The Cheesesteak Connection #4, LLC

Premises:                             as more particularly described in the Lease

Shopping Center:     as more particularly described in the Lease

1.          Landlord shall complete, at Landlord's cost and expense, the work itemized on Schedule 1 attached to this Work Letter, which items of work shall be known as "Landlord's Work":

2.         All work, except as identified as Landlord's Work on Schedule 1 hereto, that is necessary to permit Tenant to commence its business in the Premises shall be completed by Tenant at Tenant's cost and expense ("Tenant's Work"). All permanent fixtures installed in the Premises by Tenant shall be deemed part of the Premises upon installation and the property  of the Landlord unless otherwise specifically agreed in writing between the parties.

A.              Services requested by Tenant in connection with plan and specification preparation shall be at Tenant's sole cost and expense. Landlord makes no representation or guarantee with respect to  fees, services, schedules or other items to be provided by the architect/engineer and shall in no way be responsible for such architect/engineer's work product. Tenant's architect/engineer shall prepare plans and specification stamped by the architect/engineer for Tenant's Work to be completed in the Premises (the "Plans and Specifications"). Such Plans and Specifications shall be delivered to Landlord within thirty (30) days after the date of this Lease. All Plans and Specifications are subject to review and approval by Landlord, Landlord's architect and Landlord's engineer and Tenant is required to submit the Plans and Specifications for such review and obtain approval prior to commencement of Tenant's Work. All costs of preparation, review and approval, including review and approval by Landlord, Landlord's architect, and/or Landlord's engineer, shall be borne by Tenant. Landlord shall, within thirty (30) working days after receipt of the Plans and Specifications by Landlord for its review and approval, submit to Tenant the Plans and Specifications with the required approvals noted thereon, or submit comments to Tenant setting forth changes to be made in the Plans and Specifications. If changes are required by Landlord, Tenant shall have the Plans and Specifications modified and resubmitted to Landlord for approval within fifteen (15) days after the date Landlord submits its requested changes to Tenant and such process shall be repeated until Landlord, Landlord's architect, and/or Landlord's architect, and/or Landlord's engineer have approved the Plans and Specifications for the Premises (hereinafter referred to as "Approved Plans and Specifications"). Changes to the Approved Plans and Specifications shall be made only upon prior written approval of Landlord and shall be at Tenant's sole cost and expense.

B.            Tenant shall contract directly for the Tenant's Work to be completed in accordance with the approved Plans and Specifications. Tenant's contractor shall bill Tenant and

Tenant shall be solely responsible for paying all costs for Tenant's Work. Tenant and Tenant's contractor will be required to adhere to the requirements set forth in Addendum 1 attached hereto in connection with performance of Tenant's Work and the contract between Tenant and Tenant's contractor shall incorporate all of the provisions of Addendum 1.

3.          Notwithstanding any provision herein or in the Lease to the contrary, the Commencement Date and Tenant's other obligations under the Lease will not be delayed or extended by any Tenant Delay, as defined below. Notwithstanding any provision herein or in the Lease to the contrary, the Drop-Dead Date set forth in Section 3.3 of the Lease shall be delayed and extended one day for each day of Tenant Delay. The term "Tenant Delay" shall include but not be limited to delay: (i) caused by Tenant's failure to timely deliver its Plans and Specifications to Landlord; (ii)    in the finalization or approval of the Plans and Specifications caused by Tenant, its agents or employees; (iii) caused by modifications, revisions, and changes to the Approved Plans and Specifications requested by Tenant, its agents or employees; (iv) in the delivery, installation, or completion of any items specified by Tenant to the extent that such items require ordering or work deadlines inconsistent with the scheduled Commencement Date; or (v) of any other kind or nature in completion of Tenant's Work caused by Tenant, its agents or employees.

4.            Landlord agrees to pay (jointly to Tenant and Tenant's contractor) for completion of Tenant's Work an allowance (the "Allowance) up to a maximum amount of $20.00 per square foot of floor area (as measured from finished surface of exterior walls to furnished surface of interior walls) of the Premises for work actually completed. The Allowance shall be payable as follows:

A.     Prior to commencement of Tenant's Work by Tenant's contractor, Tenant shall provide Landlord with evidence satisfactory to Landlord that Tenant has made financial arrangements to fulfill its obligations to pay for Tenant's Work, and install its fixtures and furniture as described in Paragraph 2 above. Landlord's payment of the Allowance shall be subject to ail of the following items (i)-(vii) being completed to Landlord's satisfaction and the Allowance shall be due and payable by Landlord on the 45th day after the last-to-be-completed item has occurred to Landlord's satisfaction: (i) Tenant submits to Landlord an affidavit that all payrolls, bills for materials and any equipment and other indebtedness connected with Tenant's Work for which Landlord or its property might in any way be responsible, have been paid or otherwise satisfied unless disputed and if disputed presentation of appropriate lien waivers; (ii) Tenant submits to Landlord any other data, to the extent and in such form as may be designated by Landlord, which establishes the final cost of Tenant's Work and the payment or satisfaction of all Tenant's construction obligations, such as receipts,  releases and waivers of liens arising out of Tenant's Work; (iii) Landlord is provided with the certificate by Landlord's architect that the Tenant's Work is complete in accordance with the Approved Plans and Specifications and the provisions hereof; (iv) Landlord is provided with ail certificates necessary for occupancy of the Premises issued by the appropriate governmental authority permitting use of the Premises in accordance with the Approved Plans and Specifications; (v) Tenant has opened for business to the public; (vi) Tenant has paid first month's rent; and (vii) Tenant has executed such other close-out documents as may be requested by Landlord to include, but not be limited to, an estoppel certificate and an attornment and subordination agreement.

B.          Any cost of Tenant's Work in excess of the Allowance shall be paid by Tenant as and when due.

C.            If Tenant elects to have Landlord's contractor perform all or any portion of the Tenant's Work, the Allowance shall be paid by Landlord to Landlord's contractor or others entitled to payment in accordance with Landlord's standard disbursement procedures upon receipt of documentation as Landlord may reasonably require including, without limitation, lien waivers and architect's certificates. To the extent that the cost of Tenants Work exceeds the Allowance, Tenant shall pay all such amounts within ten (10) calendar days after billing therefor from Landlord. Partial billing may be made periodically as the Work progresses.

D.      All costs attributable to design and construction of Tenant's Work including, but not limited to, services, fees and expenses of Landlord's architect or engineers, costs of permits and licenses required for completion of Tenant's Work, labor, material, fees, and expenses of Landlord's contractor in completing Tenant's Work shall be paid from the Allowance. To the extent that such costs exceed the Allowance, Tenant shall pay all such amounts within ten (10) calendar days after receipt of billing therefor from Landlord or as and when due if billed directly to Tenant. Partial billing may be made periodically as the Work progresses.

SCHEDULE 1 LANDLORD'S WORK

1.1     Preferred Shell Conditions

Landlord to be required to complete the following work or provide a credit to the Tenant:

Floor•	●	Landlord to provide Tenant a rent credit in lieu of a concrete slab in the amount of $3.85 per square foot.

Fire Sprinklers:	●	Distributed to caver raw shell per code when existing or required.

Plumbing:	●	4" sanitary waste line stubbed into or across the space deep enough to allow for tie-in from any location within the unit.
	●	4" grease waste line stubbed into or across the space deep enough to allow for tie-in :from any location within the unit. 1,000-gallon minimum exterior grease trap or as per code or credit.
	●	l" cold water line stubbed into the space with local shut off valve.
	●	1-112" gas line into or above the space from unit meter.
	●	Landlord to pay all tap fees
HVAC:	●
One (1) ton per 200 SF. Roof top HVAC units with economizers. Ductwork stubbed into the space only, no other distribution. Gas lines and power connected. Unit(s) started and running. Temporary thermostat.

Electrical:	●	102/208 3-phase 400 amp service.
	●	HVAC units wired.
	●	Circuit, wire and j-box for sign(s) connections installed .
	●	Outlets per code at storefront.

Fire Alarm:	●	Available zones on house panel if existing or required. Sprinkler system alarm wired where existing or required.

Storefront	●	Standard storefront consistent with the project including glass and front entrance
and Walls:		Drywall on all four walls, except where glass is located

ADDENDUM 1 TO WORK LETTER

PROCEDURE AND SCHEDULES FOR COMPLETION
OF TENANT FINISH WORK BY TENANT

Tenant and Tenant's Work contractors and the contracts between Tenant and Tenant's contractors, to be entered into in connection with the performance of Tenant's Work, shall conform to the following rules, regulations, and requirements, which shall be incorporated into such contracts. In the event of any conflict between any other terms or provisions of Tenant's contracts with Tenant's contractors for the performance of Tenant's Work and the terms  and provisions set forth below, the terms and provisions set forth below shall control.

1.      Commencement of Construction

Tenant shall start construction of Tenant's Work in the Premises not later than ten (10) days from either of the following dates, whichever shall be the later to occur and shall carry such construction to completion with all due diligence:

A.            The date of receipt by Tenant of written notice from the Landlord that Landlord has substantially completed (excepting a standard punch list which does not interfere with Tenant's ability to commence its work) any of the work on the shell or surrounding areas to be perfom1ed by Landlord (other than such work which cannot be performed by Landlord until Tenant makes the Premises ready for the performance thereof) and that the Premises are ready for Tenant's Work; or

B. The date on which Plans and Specifications are approved by Landlord for the Premises.

2.      General Requirements

A.            Tenant shall submit to Landlord, in writing, at least ten (10) days prior to the commencement of construction, the following information:

(i)              The names and addresses of the general, mechanical and electrical contractors Tenant intends to engage in the construction of Tenant's Work and copies of proposed contracts executed by Tenant. (The term "Contractor" as used hereinafter shall mean Tenant's general contractor or, if Tenant does not use a general contractor, then all contractors with whom Tenant contracts directly for Tenant's Work. The term "Subcontractors" shall mean and refer to all entities contracting with the Contractor to complete Tenant's Work.)

(ii)              A schedule setting forth the commencement date of construction of Tenant's Work and the date of completion of construction of Tenant's Work, fixturing work, and the date of projected opening.

(iii)            Copies of performance and/or labor and material bonds, if so required by Tenant from the Contractor and Subcontractors.

(iv)           Itemized statement of estimated construction costs, including architectural, engineering and contracting fees.

(v)            Evidence of insurance as called for herein. Tenant shall secure, pay for and maintain, or cause its contractor(s) to secure, pay for and maintain, during the continuance of construction and fixturing work within the Premises, all of the insurance policies required and in the amounts as set forth herein. Tenant shall not permit, and Tenant's Work Contracts shall prohibit its Contractor to commence any work until all required insurance has been obtained and certified copies of policies have been delivered to Landlord.

(vi)       A copy of,the building permit.

B.      Insurance: Tenant shall secure, pay for and maintain, or cause its Contractor to secure, pay for and maintain during the continuance of construction and fixturing work within the Premises, the following insurance and in the amounts as set forth below:

(i)            Tenant's Contractor's and Subcontractor's Required Minimum Coverages and Limits of Liability:

(a)              Worker's Compensation, Employer's Liability Insurance with limits of not less than $100,000.00 and as required by state law and any insurance required for any employee by state law and any insurance required by any Employee Benefit Acts or other statutes applicable where the work  is to be performed as will protect the Contractor and Subcontractors from any and all liability under the aforementioned acts.

(b)                Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $500,000.00 per person and $1,000,000.00 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $1,000,000.00. Such insurance shall provide for explosion and collapse coverage, if applicable, and contractual liability coverage and shall insure the Contractor and/or Subcontractors against any and all claims for personal injury, including death resulting therefrom and damage to the property of others and arising from his operations under the Contract and whether such operations are performed by the Contractor, Subcontractors or any of their Subcontractors, or by any one directly or indirectly employed by any of them

(c)              Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment owned, hired, and non- owned in the following minimum amounts:

(i)	Bodily injury, each person - $500,000.00

(ii)	Bodily injury, each occurrence - $1,000,000.00

(iii)	Property damage liability - $100,000.00

Such insurance shall insure the Contractor and/or Subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operations under the Contract and whether such operations are performed by the Contractor, Subcontractors, or any one directly or indirectly employed by any of them.

(ii)      Tenant's Protective Liability Insurance

Tenant or Tenant's Contractor shall provide Owner's Protective Liability Insurance as will insure against any and all liability (or death resulting therefrom) and property damage liability of others for a combination thereof which may arise from work in the completion of the Premises, and any other liability for damages which the Contractor and/or Subcontractor are required to insure under any provisions herein.

Landlord shall be named as additional insured. Said insurance shall be provided in minimum amounts as follows:

(a)	Bodily injury each person - $500,000.00

(b)	Bodily injury each occurrence - $1,000,000.00

(c)	Property Damage each occurrence - $250,000.00

(d)	Property Damage, Aggregate - $250,000.00

(iii)            Tenant's Builder's Risk Insurance. Tenant shall provide a complete Value Form "All Physical Loss" Builder's Risk coverage on its work in the Premises as it relates to the building within which the Premises is located, naming the interests of the Landlord, the Contractor and all Subcontractors, as their respective interest may appear, within a radius of 1OO feet of the Premises.

(iv)            Insurance policies shall name Landlord as additional insured. Certificates of Insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days written notice to Landlord. Tenant's Contractor shall deliver the necessary insurance certificates to Landlord prior to commencing work.

C.            As provided above, Tenant shall notify Landlord of the names of the proposed Tenant's Work general, mechanical and electrical contractors and such contractors shall be subject to prior written approval of Landlord which approval shall not be unreasonably withheld. All Contractors and Subcontractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's general contractor and other contractors on the job. All work shall be coordinated with the general project work. Landlord shall have the right to require Tenant's Contractors and Subcontractors to provide payment and performance bonds for any or all

Tenant's Work, such bonds to be provided at Tenant's sole cost and expense. Any bond shall be requested and provided prior to the commencement of Tenant's Work.

D.            Tenant's Contractor and Tenant's Work construction shall comply in all respects with applicable federal, state, county and/or local statutes, ordinance, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Premises shall be obtained and paid for by Tenant.

E.            All Tenant's Work contracts shall be in writing, and no Tenant's Work shall be done except pursuant to such contracts. All Tenant's Work contracts shall be subject to Landlord's prior written consent. Any approved Tenant's Work contracts (hereinafter referred to collectively as the "Tenant's Work Contract") shall not be amended or modified without approval by Landlord. The Tenant's Work Contract shall conform with the provisions of the Lease, including all provisions herein, and shall obligate the Tenant's Contractor to complete Tenant's Work in accordance with the schedule referred to in Paragraph l .B above.

F.            In order to maintain Landlord's warranties and guaranties for the roof and the mechanical, electrical, safety and fire protection systems, all Tenant's Work affecting these systems shall be completed by Landlord's shell subcontractors performing the respective shell work items; provided, however, at Landlord's sole option, Landlord shall have the right to allow other subcontractors to perform work on special systems which may require connection into the foregoing systems. Other work which Landlord shall have the right to have performed on behalf of and for the benefit of Tenant shall be limited to work which Landlord deems necessary to be done on an emergency basis and which pertains to structural components, the general utility systems for the project, and the erection of temporary barricades and temporary signs, per standard project details and criteria, during construction and/or the period following the opening of the center for business.

G.            Tenant's Work shall be subject to the inspection and approval of Landlord, Landlord's Architect and general contractor. Such inspection shall be for Landlord's sole benefit and shall in no event be construed as any benefit to, nor may Tenant rely thereon. Ail work performed and material and equipment installed shall be first quality,  new materials and equipment and meet or exceed those standards or qualities (as judged by Architect) presently performed or contemplated at the project. Landlord shall have the right at any time during the performance of Tenant's Work or thereafter to require replacement and reconstruction at Tenant's expense of Tenant's Work not substantially conforming to these standards or to the Tenant' s Work Contract.

H.            Tenant shall apply and pay for, at the time of delivery, all utility meters except where metered service is provided by Landlord or public service agency.

I.   The Tenant's Work Contract shall include a statement requiring the Contractor and all subcontractors, laborers, and materialmen to execute a lien waver for any interim and final payments. A copy of the executed waiver or notice of refusal is to be immediately forwarded to the Landlord.

J.           Prior to commencement of any Tenant's Work in the Premises, Tenant shall obtain from Landlord the Landlord's notice which provides that Landlord is not responsible for the payment of such work and setting forth such other information as landlord may deem necessary. Tenant shall post copies of the notice in the Premises in locations which will be visible by parties performing any work on the Premises and Tenant shall provide evidence of posting, including a photograph and a notarized statement confirming such posting. Tenant and Tenant's Contractor shall not remove, destruct, deface or otherwise modify the notice.

K.         Tenant shall indemnify and hold harmless Landlord and representatives, agents and employees from and against all claims, damages, losses, and expenses, including, but not limited to, reasonable attorney’s fees arising out of or resulting from the performance of Tenant's Work or Tenant's Contractor's performance of the Tenant's Work Contract which are: (a) caused in whole or in part by any negligence or omission  of Tenant's Contractor, used by such Contractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not such claim, loss, damage, or expense is caused in part by a party indemnified hereunder; and (b) attributable to bodily injury, sickness, disease or death, or the destruction of tangible personal property, including loss of use resulting from any of the foregoing acts and all Tenant's Work contracts shall reflect this indemnity. In any and all claims against the Landlord or its representatives or any of their agents or employees or by an employee of Tenant's Contractor, any subcontractor, anyone directly or indirectly employed by any  of them, or anyone for whose acts any of them may be liable,  in the indemnification obligation under this Paragraph K shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant's Contractor or any Subcontractor under the Workers Compensation Act, disability benefit acts, or other employee benefit acts.

L.            In the event a Subcontractor of materialman files a mechanics' lien as a result of performing Tenant's Work pursuant to Tenant's Work Contract then Tenant's Contractor shall indemnify the Tenant and Landlord from said lien and shall, when requested by the Tenant and/or Landlord, furnish Tenant and Landlord (as Landlord or Tenant may specify) either a bond sufficient to discharge the lien, deposit in an escrow approved by Landlord and Tenant a sum  equal to 150% of the amount of such lien or obtain for the Landlord an endorsement through the  Landlord's title insurance commitment or policy insuring against loss or damage resulting from such lien. Subject to any restrictions thereon posed by Landlord's Mortgagee on the Building, Tenant's Contractor shall have the right and opportunity, in cooperation with Landlord and Tenant, to contest the validity of any such mechanics' lien by such legal means as are available, including the right to prosecute any appeals which may be permitted by law so long as during the pendency of any contest or appeal, the Tenant's Contractor shall effectively stay or prevent any official or judicial sale of any of the real property or improvements comprising the building, upon execution of otherwise, and so long as the Tenant's contractor pays any final judgment entered with respect to any such mechanics' lien and thereafter procures, within a reasonable time, record satisfaction thereof. In the event the Tenant and Landlord shall be a party to any such contest or appeal, or any other action resulting from or arising out of the performance of the Tenant's Work by Tenant's Contractor (or any of its subcontractors, agents, or employees), Tenant's Contractor shall be responsible for all legal fees and other costs and expenses incurred by Landlord and Tenant in any such action. Landlord and Tenant shall have the right to obtain separate counsel of their choice at Tenant's Contractor's expense. In the event that Tenant's Contractor fails to provide a bond, cash escrow or title endorsement, or otherwise fails to fully satisfy and obtain release of any lien or claim in accordance with the provisions hereof, Tenant's contractor shall be obligated to refund Tenant or Landlord, as the case may be, all monies that the latter may pay in discharging any such lien including all costs and reasonable attorneys' fees incurred by Landlord or Tenant in settling, defending against, appealing or in any other manner dealing with any such lien.

M.            Tenant shall agree to be responsible for, and to timely pay, all costs directly and indirectly related to Tenant's Work, including, without limitation any fees for architecture, engineering and administration as incurred by Landlord in relation to the Premises.

EXHIBIT D

Rules and Regulations

THESE RULES AND REGULATIONS (the "Rules") have been established by The Robford Company, LLC, as Landlord under the Leases relating to 1000 South Colorado Boulevard Shopping Center (the "Leases"). Under the terms of the Leases, the Landlord is authorized to establish these Rules and such additional rules and regulations as are necessary or advisable in its judgment for the proper and efficient operation and maintenance of the buildings and common areas which make up the 1000 South Colorado Boulevard Shopping Center (such buildings and common areas are herein collectively referred to as the "Shopping Center"). These Rules may be changed, altered or amended by Landlord at any time in its sole discretion.

1.            Outside Sales and Storage. No tenant may display, sell merchandise, allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls or roof and permanent doorways of the Shopping Center, or in hallways.

2.            Antenna and Aerials. No aerial, antenna or satellite dish shall be erected on the roof or exterior walls of the Shopping Center without first obtaining, in each instance, the written consent of Landlord, which consent may be withheld. Any aerial, antenna or satellite dish so installed without such written consent shall be subject to removal without notice at any time.

3.            Parking Lot Solicitation. In addition, no Tenant may solicit in any manner in any of the automobile parking and sidewalk areas of the Shopping Center.

4.            Deliveries. Each Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. Each Tenant shall attempt to cause no delivery trucks or other vehicles servicing the Shopping Center to park or stand in front of the Shopping Center from 10:00 a.m. to 9:00 p.m. of each day.

5.            Vending Machines. No Tenant shall, without prior written consent of Landlord, sell merchandise from  vending machines or allow any coin-operated vending or gaming machines on the Premises. Landlord hereby grants Tenant permission to install one soda vending machine and one candy vending machine on the Premises.

6.            Validated Parking. Landlord may, if in its opinion the same be advisable, establish a system or systems of validation or other type operation, including a system of charges against non-validated parking checks of users, and the Tenant must abide by all such rules and regulations in its use and the use of its customers and patrons with respect to said automobile parking area; provided, however, that all such rules and regulations and such types of operation or validation of parking checks and other matters affecting the customers and patrons of the Tenant shall apply equally and without discrimination to all persons entitled to the use of said automobile parking facilities.

7.            Control of Common  Areas. Landlord shall at all times have the sole and exclusive control of the Common Areas, and may at any time and from time to time during the term hereof exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service-suppliers of Tenants who make use of Common Areas in accordance with these Rules. It shall be the duty of each Tenant to keep all Common Areas free and clear of any obstructions created or permitted by such Tenant or resulting from such Tenant's operation. Any cost to keep all Common Areas free and clean incurred by Landlord as a result of Tenant's operation will be billed back to said Tenant.

8.            Prohibited Advertising. No Tenant shall affix or maintain upon the glass panes and supports of the show windows (and within 12 inches of any window), doors and the exterior walls of its Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items except such as shall have first received the written approval of Landlord. No Tenant shall affix any sign to any roof of the Shopping Center. In addition, no advertising medium shall be utilized by any Tenant which can be heard or experienced outside Tenant's Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers, phonographs, radios or television. No Tenant shall display, paint or place or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Shopping Center, whether belonging to such Tenant or to any other person; nor shall any Tenant distribute, or cause to be distributed, in the Shopping Center, any handbills or other advertising devices, and such Tenant shall pay to Landlord the cost and expense necessary to remove any such unauthorized material from the Shopping Center.

9.            Hours of Operation. Tenant shall open the Premises for business to the general public no later than 11:00 a.m. and continuously remain open for business throughout the day until at least 5:00 p.m., Monday through Saturday; provided, however the Premises may remain open on Sundays and/or national holidays if Tenant so elects and if such opening shall not be in violation of applicable law. Tenant shall use for non-selling purposes ·only such space in the Premises as is required for Tenant's business therein, and shall use no space in the Premises to serve the business of Tenant at other locations. Tenant shall warehouse, store or stock in the Premises only such goods and merchandise as are reasonably required for sale at, in or from the Premises.

10.          Keys. Tenant shall not alter or add any lock or bolt or any security access code to the Premises without providing prior written notice to Landlord. Concurrently with such notice, Tenant shall deliver to Landlord a copy of any new keys and access codes for access to the Premises.

11.            Approval of Signs. Each Tenant shall not less than thirty (30) days prior to fabrication of any sign submit three (3) copies of drawings of such sign to Landlord for approval. Such drawings must include location, size and style of lettering, color, material, type of illumination, installation details, color selections and logo design. Approval of such sign by Landlord will not be unreasonably withheld or delayed, and will be based upon the standards set forth below. In any event, all signs must also be approved, if necessary, by the appropriate governmental agency prior to fabrication, and all permits for signs and their installation shall be obtained and paid for by the Tenant.

In no event shall any sign be approved by Landlord if the size, location, design, color, texture, lighting and materials or such sign detracts in any way from the design of the Shopping Center and the surrounding properties.

a.	Signs shall consist of internal illuminated individual letters with fiat plastic faces in metal retainers mounted to aluminum or channellume type letters. Signs shall have no audible, flashing or animated figures. Signs shall be mounted on a raceway painted to match the building.

b.	Letters shall be five inches (5") deep, fabricated from aluminum, channellume or sheet metal, .900 aluminum or with welded joints, mechanically finished to a satin texture with a baked on enamel finish or a Dur-a-Pox paint finish. All sign lettering shall have a Gold Jewel Lite trim. All store front signs, including plexiglass signs, shall be fabricated of material with a matte finish.

c.	No facia sign or wall sign shall exceed 30% of the total facia or signable area, excluding windows and storefront area. Letter sizes shall be governed by the amount of signable area used. In no event shall any sign be less than eight feet (8') above the ground as measured to the lowest edge of the sign. No sign may project higher than the height of the structure to which it is attached.

d.	Logo signs will be considered provided that they are a nationally registered trademark or identification sign. Landlord shall review all logo designs for final approval and compliance. The logo sign shall be considered part of the allowable 30% signed area.

e.	Vertical copy of signs projecting perpendicular to any building are not permitted.

f.	Manufacturer's decals, hours of business, telephone number, etc. are limited to a total of 144 square inches per single door entrance. No "sale" signs, special announcements, et cetera shall be permitted on exterior or interior glass; such advertising material must be set back at least twelve inches (12") from glass surface and suspended from the ceiling.

g.	Advertising devices such as attraction boards, posters, banners and flags shall not be permitted.

h.	Painted, flashing, animated, audible, revolving or similar signs that create the illusion of animation shall not be permitted.

l.	Exposed bulb signs shall not be permitted.

j.	No sign may include the product sold except as part of the Tenant's name or insignia.

k.	The Tenant's name and address may be applied to that Tenant's non-customer door, if any, for receiving merchandise, as directed by Landlord and in two-inch (2") high block letters.

l.	If required by the U. S. Postal Service, the Tenant may install on the storefront the number only for the street address of size, type, color and location determined by Landlord.

11.	Construction of Signs.

a.	The Tenant is required to obtain any and all building and electrical permits.

b.	Location of all openings for conduit or sign panels of building walls shall be indicated on drawings submitted to Landlord for approval.

c.	All mounting holes must be sealed off and touched up after installation, and the Tenant's Premises must be left free of debris.

d.	The Tenant is responsible for the actions of its sign contractor.

e.	Letter fastening and clips shall be concealed and shall be of galvanized, stainless or aluminum metals.

f.	Electric service to signs shall be included in the Tenant's metered service and shall include an automatic timer to illuminate the sign. No exposed raceway, crossovers, transformers or conduit will be permitted, except for stubout through the wall. Ali signs shall use P.K. Housings and bear U.L. label, and installation of each sign shall comply with all local building codes and electrical codes.

g.	No labels shall be permitted on the exposed surface of signs, except those required by local ordinance, which shall be placed in an inconspicuous location and manner.

h.	Design, layout and material for Tenant signs shall conform in all respects with the design drawings provided by Tenant. The height and dimensions for letters in the body of the signs shall be pursuant to approved plans and specifications.

i.	All penetrations of the building structure required for sign installation shall be sealed in a watertight condition and shall be patched to match the adjacent finish.

j.	All signs shall be constructed and installed, including electrical hook-ups, at the Tenant's expense.

k.	This sign criteria may be changed to reflect the code of governing bodies involved.

EXHIBIT E

Guaranty of Lease

LANDLORD:	Robforo Company LLC
TENANT:	The Cheesesteak Connection IV

LEASE:	1000 S. Colorado Blvd.
GUARANTOR:	James A. Smith
DATE:	2/11/10

Tenant wishes to enter into the Lease with Landlord. Landlord is unwilling to enter into the Lease unless Guarantor assures Landlord of full performance of the Tenant's obligations under the Lease. Guarantor is willing to do so.

Accordingly, in order to induce Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, whose receipt and adequacy are acknowledged by Guarantor:

1.                  Guarantor unconditionally guaranties to Landlord, and the successors and assigns of Landlord, Tenant's full and punctual performance of its obligations under the Lease. Guarantor waives notice of any breach or default by Tenant under the Lease. If Tenant defaults in the performance of its obligations under the Lease, then upon Landlord's request, Guarantor will perform Tenant's obligations under the Lease.

2.                  Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty.

3.                  The obligations of Guarantor under this Guaranty will not be released by Landlord's receipt, application or release of security given for the performance of Tenant's obligations under the Lease, or by any modification of the Lease. In case of any such modification, the liability of Guarantor will be deemed modified in accordance with the terms of any such modification.

4.                  The liability of Guarantor under this Guaranty will not be affected by (a) the release or discharge of Tenant from its obligations under the Lease in any creditors' receivership, bankruptcy or other proceedings, or the commencement or pendency of any such proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute, or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; or (f) the cessation from any cause whatsoever of the liability of Tenant under the Lease.

5.                  Until all of Tenant's obligations under the Lease are fully performed, Guarantor: (a) waives any right to subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligation of Guarantor under this Guaranty; (b) waives any other right which Guarantor may have against Tenant by reason of any one or more payment or acts in compliance with the obligations of Guarantor under this Guaranty; and (c) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6.                  This Guaranty shall be effective for an amount up to the equivalent of one year's total rent, for the first five years of the base term provided that the Tenant is not or has not been in monetary default, with a failure to cure, of the Lease Agreement. If the Tenant has been in monetary default, the Guarantee shall remain in full force and effect throughout the first term of the Lease period and any extensions thereto.

7.                  This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

8.                  This Guaranty represents a guaranty of payment and not of collection. Guarantor is primarily obligated under the Lease. Landlord may, at its option, proceed against Guarantor without proceeding against Tenant or anyone else obligated under the Lease.

9.                  Guarantor will pay on demand the reasonable attorneys' fees and costs incurred by Landlord, or its successors and assigns, in connection with the enforcement of this Guaranty.

Guarantor has executed this Guaranty as of the date first indicated above.

GUARANTOR:

/s/ Jim Smith
___________________________
Jim Smith

SSN____________________________

EXHIBIT F

Restrictions on Use of the Shopping Center

Notwithstanding anything to the contrary in the Lease, Tenant's use of the Premises, or any portion thereof, shall not violate any of the use restrictions set forth below. These use restrictions shall not be construed to expand Tenant's Permitted Use of the Premises. These use restrictions shall not limit Landlord's right to sell or lease portions of the Shopping Center for the uses set forth below.

1.   In no event shall any use of the Premises be made or operation conducted thereon which use or operation is obnoxious to a first-class shopping center, including but not limited to the following:

(a)       any public or private nuisance;

(b)       any noise or sound which is routine to the operation of a business on the Premises that is objectionable due to intermittence, beat, frequency, shrillness or loudness;

(c)       any obnoxious odor which is routine to the operation of a business on the Premises;

(d)         any noxious, toxic, caustic or corrosive fuel or gas which presents a hazard to the safety of persons on the Premises or the Shopping Center;

(e)          any unusual fire, explosive or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks;

(f)           any manufacturing (except in connection with and incidental to Tenant's retail sales on Premises), distillation, refining, smelting, agriculture or mining operation;

(g)          any mobile home or trailer court, labor camp, junk yard, stock yard or animal-raising shop that boards animals;

(h)          any dumping, disposal, incineration, reduction of garbage or refuse (other than pursuant to the normal operation of a business within a first-class shopping center);

(i)        any fire or bankruptcy sale or auction house operation;

(j)            any automobile sales, leasing or display, including body repair facilities;

(k)       any living quarters, sleeping apartments or lodging rooms;

(l)        any mortuary;

(m)      any adult bookstore selling as its primary product pornographic material (as that term is understood by the general public and not necessarily as defined by law);

(n)      any trailer rental;

(o)      any auditorium or convention center;

(p)       any second-band, Army, Navy or governmental surplus store; and

(q)       any drilling or other work for removal of subsurface substances.

2.         In no event shall the following specific uses be carried on upon the Premises:

a.        bowling alley;
b.        skating rink;
c.        theater;
d.        amusement park;
e.        carnival;
f.         meeting hall;
g.        banquet facility;
h.        entertainment facility;
i.         disco or other dance hall;
j.         sale, repair or storage of cars, boats, trailers or mobile homes;
k.        video or other game parlor;
l.         pool hall;
m.       billiard parlor
n.        amusement center;1
o.        off-track betting;
p.        flea market;
q.        massage parlor; or
r.         auditorium.

3.         Covenants, Conditions and Restrictions found in documents recorded in the real property records of the City of Glendale and County of Arapahoe, Colorado, and encumbering the Shopping Center as of the effective date of this Lease, as may be amended or modified from time to time.

No portion of the Premises shall be used as:

(a)       A Greek Café for the preparation and sale for consumption on-premises and/or off- premises of Greek food and beverages consistent with the menu items sold throughout the Daphne's Greek Café franchise.

Exhibit G

Direct Payment Form
Authorization for Direct Payment

I authorize NWE Management Company (NWE) and the financial institution named below to initiate entries to my checking/savings account.

●	I have attached a voided check from the bank account from which entries are to be made.

●
I understand that I control my payments, and if I decide to discontinue this automatic payment service, I must notify NWE in writing. In order to discontinue and cancel the next regularly scheduled payment, NWE must receive written notice at least five (5) business days (excluding weekends and banking holidays), prior to that next payment date.

●
I understand that if I stop payment at my financial institution and I fail to notify NWE by the required date, or if I have insufficient funds available in my account for withdrawal, I agree to pay NWE a fee of $40.00 or the maximum amount allowable by law.

●	Furthermore, I understand that should my monthly rent/dues increase or decrease that NWE will automatically change my withdrawal amount accordingly.

Initial payment amount $_____________
Regular payment date: 5th day of the month or the first business day thereafter.

Name- please print ____________________________________________________________________

Address for which payment is for: ________________________________________________________

Name of Financial Institution ____________________________________________________________

City ______________________     State  __________          Checking _____ Savings _____

Account No: ______________________________    Financial Institution Routing No.:  _____________________________________________

I hereby authorize NWE Management Company, P.O. Box 2624 Rapid City, SD 57709 (605) 394-3310, to begin electronic entries to my checking/savings account on the  ________  day of  ______________, 2010, and have agreed to the terms listed on the authorization above.

Signature ________________________________     Date ___________________________